UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CASCADIAN THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

2601 Fourth Avenue

Suite 500

Seattle, Washington 98121

www.cascadianrx.com

Dear Stockholder:

I am pleased to invite you to attend the 2017 annual meeting of stockholders of Cascadian Therapeutics, Inc. to be held on Thursday, June 8, 2017, at 11:30 A.M., local time, at the Hotel Andra, 2000 Fourth Avenue, Seattle, Washington 98121 for the following purposes:

1.	to elect Daniel Spiegelman and Scott Myers as Class I directors;

2.	to approve an amendment to our 2016 Equity Incentive Plan that will increase the total shares of common stock available for issuance under the 2016 Equity Incentive Plan from 1,200,905 to 7,900,905;

3.	to approve, by a non-binding advisory vote, the compensation paid by us to our named executive officers;

4.	to approve, by a non-binding advisory vote, whether future non-binding advisory votes to approve the compensation paid by us to our named executive officers should be held every one, two or three years;

5.	to approve an amendment to our certificate of incorporation to increase our authorized shares of common stock from 66,666,667 to 130,000,000;

6.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

7.	to transact such other business as may properly come before the annual meeting or any continuation, postponement or adjournment thereof.

We have elected to take advantage of the Securities and Exchange Commission’s rule that allows us to furnish our proxy materials to our stockholders over the Internet. We believe electronic delivery will expedite the receipt of materials and, by printing and mailing a smaller volume, will reduce the environmental impact of our annual meeting materials and help lower our costs. On or around April 26, 2017, a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) is expected to be mailed to our stockholders. The Notice of Internet Availability contains instructions on how to access the notice of annual meeting, proxy statement and annual report to stockholders online. You will not receive a printed copy of these materials, unless you specifically request one. The Notice of Internet Availability contains instructions on how to receive a paper copy of the proxy materials.

The board of directors unanimously believes that the election of our nominees for director, approval of the increase in the number of shares reserved under our 2016 Equity Incentive Plan, approval of the resolution approving the compensation paid by us to our named executive officers, approval of the annual frequency of the advisory vote on executive compensation, approval of the amendment to our certificate of incorporation, and the ratification of the appointment of our independent registered public accountant are in our best interests and that of our stockholders. Accordingly, our board of directors recommends a vote FOR the election of the nominees for director, FOR the approval of an increase in the number of shares reserved under our 2016 Equity Incentive Plan, FOR the approval of the resolution approving the compensation paid by us to our named executive officers, FOR the “ONE YEAR” option as the frequency of the advisory vote on executive compensation, FOR the approval of an amendment to our certificate of incorporation and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accountant.

In addition to the business to be transacted as described above, management will speak about our developments of the past year and respond to comments and questions of general interest to stockholders.

It is important that your shares be represented and voted whether or not you plan to attend the annual meeting in person. You may vote by attending the annual meeting and voting in person. You also may vote by submitting a proxy. Voting by proxy will ensure your shares are represented at the annual meeting. Please review the voting instructions in the Notice of Internet Availability or the information forwarded by your bank, broker or other holder of record.

Sincerely,

Scott Myers
President, CEO and Director

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

2601 Fourth Avenue

Suite 500

Seattle, Washington 98121

www.cascadianrx.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 8, 2017

TO THE STOCKHOLDERS OF CASCADIAN THERAPEUTICS, INC.

NOTICE IS HEREBY GIVEN that the 2017 annual meeting of stockholders of Cascadian Therapeutics, Inc., a Delaware corporation, will be held on June 8, 2017, at 11:30 A.M., local time, at the Hotel Andra, 2000 Fourth Avenue, Seattle, Washington 98121, for the following purposes:

1.	to elect Daniel Spiegelman and Scott Myers as Class I directors;

2.	to approve an amendment to our 2016 Equity Incentive Plan that will increase the total shares of common stock available for issuance under the 2016 Equity Incentive Plan from 1,200,905 to 7,900,905;

3.	to approve, by a non-binding advisory vote, the compensation paid by us to our named executive officers;

4.	to approve, by a non-binding advisory vote, whether future non-binding advisory votes on the compensation paid by us to our named executive officers should be held every one, two or three years;

5.	to approve an amendment to our certificate of incorporation to increase our authorized shares of common stock from 66,666,667 to 130,000,000;

6.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

7.	to transact such other business as may properly come before the annual meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. We are not aware of any other business to come before the meeting.

The board of directors has fixed the close of business on April 20, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, this annual meeting and at any continuation, postponement or adjournment thereof. A list of stockholders will be available for inspection at least ten days prior to the annual meeting at our principal executive offices at 2601 Fourth Avenue, Suite 500, Seattle, Washington 98121.

We have elected to provide access to our proxy materials over the Internet. Accordingly, stockholders of record at the close of business on April 20, 2017 will receive a Notice of Internet Availability of Proxy Materials. We expect to mail the Notice of Internet Availability of Proxy Materials on or around April 26, 2017.

By Order of the Board of Directors,

Julia M. Eastland
Chief Financial Officer, Chief Business Officer and Secretary

Seattle, Washington

            , 2017

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU PLAN TO ATTEND, PLEASE NOTIFY US BY CONTACTING INVESTOR RELATIONS AT (206) 769-9219 OR IR@CASCADIANRX.COM.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS RECORDED. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE FOLLOW THE PROCEDURES OUTLINED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR REFER TO THE SECTION OF THE PROXY STATEMENT ENTITLED “INFORMATION CONCERNING VOTING AND SOLICITATION.”

EVEN IF YOU HAVE PROVIDED US WITH YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

YOUR VOTE IS IMPORTANT!

WHETHER YOU OWN ONE SHARE OR MANY, YOUR PROMPT COOPERATION IN VOTING YOUR PROXY IS GREATLY APPRECIATED.

Page
INFORMATION CONCERNING VOTING AND SOLICITATION	1
General	1
Notice of Internet Availability of Proxy Materials	1
Who Can Vote	1
Shares Outstanding and Quorum	1
Voting and Revocation of Proxy	2
Required Vote	2
Broker Non-Votes	3
Counting of Votes	3
No Dissenters’ Rights	3
Solicitation of Proxies	3
Stockholder Proposals for the 2018 Annual Meeting	4
Attending the Annual Meeting	4
Stockholders Sharing the Same Address	4
PROPOSAL ONE — ELECTION OF CLASS I DIRECTORS	5
General	5
Nominees for Class I Director Election at the 2017 Annual Meeting of Stockholders	5
Information Concerning the Nominees for Election as Class I Directors	6
Class II Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders	6
Class III Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders	7
Vote Required and Board of Directors Recommendation	8
PROPOSAL TWO — TO APPROVE AN AMENDMENT TO OUR 2016 EQUITY INCENTIVE PLAN	9
General	9
Share Usage	9
Description of 2016 EIP	10
Key Terms	10
Method of Payment	11
Terms Applicable to Stock Options and Stock Appreciation Rights	11
Terms Applicable to Restricted Stock Awards, Stock Bonus Awards, Restricted Stock Unit Awards, and Performance Awards	11
Eligibility Under Section 162(m)	12
Transferability	13
Administration	13
Amendments	13
Adjustments	13
Change of Control Transactions	13
Insider Trading Policy	13
New Plan Benefits	14
History of Grants Under the 2016 EIP	14
Equity Compensation Plan Information as of December 31, 2016	14
U.S. Tax Consequences	15
ERISA Information	16
Vote Required and Board of Directors Recommendation	16
PROPOSAL THREE — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	17
General	17
Vote Required and Board of Directors Recommendation	17
PROPOSAL FOUR — ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION	18
General	18
Vote Required and Board of Directors Recommendation	18
PROPOSAL FIVE — TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK	19
General	19
Vote Required and Board of Directors Recommendation	19
PROPOSAL SIX — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 2017	20
Fees Billed to Us by Ernst & Young LLP during Fiscal 2016 and 2015	20
Policy on Audit Committee Pre Approval of Fees	20
Vote Required and Board of Directors Recommendation	20
AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2016	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDERS	22

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

2601 Fourth Avenue

Suite 500

Seattle, Washington 98121

www.cascadianrx.com

THE CASCADIAN THERAPEUTICS 2017 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The board of directors of Cascadian Therapeutics, Inc., a Delaware corporation (Company), is providing a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) and access to these proxy materials to you in connection with the solicitation of proxies for use at the 2017 annual meeting of stockholders to be held on Thursday, June 8, 2017, at 11:30 A.M. local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting and any business properly brought before the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting.

The Notice of Internet Availability is expected to be sent to stockholders of record and beneficial stockholders starting on or around April 26, 2017. The proxy materials, including the Notice of Annual Meeting, proxy statement, and 2016 annual report to stockholders, is expected to be made available to stockholders on the Internet on April 26, 2017.

Notice of Internet Availability of Proxy Materials

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing them to all stockholders. We believe electronic delivery will expedite the receipt of these materials, reduce the environmental impact of our annual meeting materials and will help lower our costs. Therefore, the Notice of Internet Availability is expected to be mailed to stockholders starting on or around April 26, 2017. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions.

In addition, stockholders may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Choosing to receive your future proxy material by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy material by e-mail will remain in effect until you terminate it.

Please note that, while our proxy materials are available at www.envisionreports.com/CASC referenced in the Notice of Internet Availability, no other information contained on the website is incorporated by reference in or considered to be a part of this proxy statement.

Who Can Vote

You will be entitled to vote if you are a stockholder of record of our common stock as of the close of business on April 20, 2017. Your shares may be voted at the annual meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

At the close of business on April 20, 2017,                  shares of our common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented. There is no cumulative voting. One-third of the outstanding shares of our common stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the annual meeting.

Voting of Shares and Revocation of Proxy

Stockholders of record as of the close of business on April 20, 2017 are entitled to one vote for each share of our common stock held on all matters to be voted upon at the annual meeting. You may vote by attending the annual meeting and voting in person. You also may vote by submitting a proxy; please refer to the voting instructions in the Notice of Internet Availability or below. If your shares are held by a bank, broker or other nominee, please refer to the instructions they provide for voting your shares. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the annual meeting, and not revoked or superseded, will be voted at the annual meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

You may vote in several different ways:

By Internet — Stockholders of record with Internet access may submit proxies until 11:59 p.m., Pacific Time, on June 7, 2017, by following the “Vote by Internet” instructions described in the Notice of Internet Availability or by following the instructions at www.envisionreports.com/CASC. Most stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. If you are a beneficial owner, please check the voting instructions provided by your broker, trustee or nominee for information regarding Internet voting availability. Confirmation that your voting instructions have been properly recorded will be provided.

By telephone — Depending on how your shares are held, you may be able to vote by telephone until 11:59 p.m., Pacific Time, on June 7, 2017. If this option is available to you, you will have received information with the Notice of Internet Availability or the voting instructions provided by your broker, bank or nominee explaining this procedure. Easy-to-follow voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded.

By mail — You may vote by completing, signing, dating and returning a proxy card which will be mailed to you if you request delivery of a full set of proxy materials. A postage-paid envelope will be provided along with the proxy card. Please follow the procedures outlined in the Notice of Internet Availability to request a paper proxy card. Your mailed proxy card must be received by the close of business on June 7, 2017.

If you are mailed a set of proxy materials and a proxy card or voting instruction card and you choose to vote by telephone or by Internet, you do not have to return your proxy card or voting instruction card. However, even if you plan to attend the annual meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

Regardless of the way in which you vote, if you submit a proxy but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the proxy (i) in favor of the election of the director nominees, (ii) in favor of the increase in the number of shares of common stock reserved for issuance under our 2016 Equity Incentive Plan, (iii) in favor of the resolution approving the compensation paid by us to our named executive officers, (iv) in favor of the proposal that the advisory vote on executive compensation occur every year, (v) in favor of the amendment to our certificate of incorporation and (vi) in favor of the ratification of the appointment of Ernst & Young LLP as our independent registered public accountant for the year ending December 31, 2017. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the annual meeting and at any continuation, postponement or adjournment thereof. The board of directors knows of no other items of business that will be presented for consideration at the annual meeting other than those described in this proxy statement. In addition, no other stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the annual meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the annual meeting. Stockholders of record may revoke a proxy by: (i) sending a written notice of revocation to our corporate secretary at our principal executive office at 2601 Fourth Avenue, Suite 500, Seattle, WA 98121; (ii) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above (and until the applicable deadline for each method); or (iii) attending the annual meeting in person and voting in person. Attendance at the annual meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker, bank or other nominee.

Required Vote

Proposal One: The affirmative vote of a plurality, or the largest number, of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required for the election of the directors. This means that the two director nominees who receive the highest number of affirmative “FOR” votes will be elected to the board.

Proposal Two: The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the increase in the authorized shares under our 2016 Equity Incentive Plan.

Proposal Three: The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required to approve on an advisory basis the compensation paid by us to our named executive officers.

Proposal Four: The affirmative vote of a plurality, or the largest number, of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required to approve the resolution approving on an advisory basis the frequency of future advisory votes to approve the compensation paid by us to our named executive officers. This means that the frequency receiving the highest number of affirmative votes will be determined to be the preferred frequency of holding future advisory votes on named executive officer compensation.

Proposal Five: The affirmative vote of the holders of the majority of the outstanding shares of our common stock is required for approval of the amendment to our certificate of incorporation.

Proposal Six: The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required to ratify the appointment of Ernst  & Young LLP.

Broker Non-Votes

Banks, brokers or other nominees are entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. For the purposes of the annual meeting, the only “routine” matters consist of the approval of the amendment to our certificate of incorporation to increase our authorized shares of common stock and the ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm.

Absent instructions from the beneficial owner of such shares, a bank, broker or other nominee is not entitled to vote shares held for a beneficial owner on “non-routine” matters. For the purposes of the annual meeting, the election of the directors, the approval of the increase in the authorized shares under our 2016 Equity Incentive Plan, the approval of the resolution approving on an advisory basis the compensation paid by us to our named executive officers, and the approval of the resolution approving on and advisory basis the frequency of the advisory vote on executive compensation, will be treated as non-routine matters. Therefore, if you do not provide voting instructions to your broker or other nominee with respect to these proposals, your shares cannot be voted.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the annual meeting. If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on Proposals One, Two, Three and Four, no votes will be cast on your behalf with respect to those proposals.

Counting of Votes

Proposal One: You may either vote “FOR” or “WITHHOLD” authority to vote for each of the nominees for the board. In the election of directors, the two director nominees receiving the highest number of affirmative “FOR” votes will be elected to the board. Votes withheld and broker non-votes will have no effect on this proposal.

Proposal Two: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve the increase in the authorized shares under our 2016 Equity Incentive Plan. Abstentions will have the effect of a vote “AGAINST” this proposal and broker non-votes will have no effect on this proposal.

Proposal Three: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve the resolution approving on an advisory basis the compensation paid by us to our named executive officers. Abstentions will have the effect of a vote “AGAINST” this proposal and broker non-votes will have no effect on this proposal.

Proposal Four: You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” on the advisory vote on the frequency of the advisory vote on executive compensation. Abstentions and broker non-votes will have no effect on this proposal.

Proposal Five: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve the amendment to our certificate of incorporation. Abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

Proposal Six: You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Ernst & Young as our independent registered accounting firm. Abstentions and broker non-votes will have the effect of a vote “AGAINST” this proposal.

A representative of Computershare Investor Services Inc., our transfer agent, will tabulate votes and act as the independent inspector of election. All votes will be tabulated by the inspector of election, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes.”

No Dissenters’ Rights

No action is proposed herein for which the laws of the State of Delaware, our certificate of incorporation or bylaws provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ capital stock.

Solicitation of Proxies

We have engaged Georgeson Inc. to assist in the solicitation of proxies and provide related advice and informational support for a service fee and the reimbursement of customary disbursements expected to be approximately $10,000 plus the cost of expenses. We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of the Notice of Internet Availability, this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for such services. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder for any purpose germane to the annual meeting during ordinary business hours at our offices at 2601 Fourth Avenue, Suite 500, Seattle, Washington 98121 for the ten days prior to the annual meeting, and also at the annual meeting.

Stockholder Proposals for the 2018 Annual Meeting

Stockholder proposals submitted for inclusion in our proxy materials for our 2018 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (Exchange Act), must be received at our principal executive offices no later than the close of business on             , 2018; provided, however, in the event the date of the 2017 annual meeting is changed by more than thirty days from June 8, 2018, notice must be received no later than a reasonable time before we begin to print and send the proxy materials for the 2018 annual meeting of stockholders.

Stockholders who do not wish to use the mechanism provided by the rules of the SEC in proposing a matter for action at the next annual meeting must notify us in writing of the proposal or director nomination and provide the information required by the provisions of our bylaws dealing with advance notice of stockholder proposals and director nominations. To be timely, a stockholder’s written notice must be delivered to or mailed and received at our principal executive offices no later than the close of business on             , 2018; provided, however, in the event the date of the 2018 annual meeting is changed by more than thirty days from June 8, 2018, notice must be received not later than the close of business on the later of one hundred twenty calendar days in advance of such annual meeting and ten calendar days following the date on which public announcement of the date of the meeting is first made.

Attending the Annual Meeting

Our annual meeting will begin promptly at 11:30 a.m., local time, on Thursday, June 8, 2017, at the Hotel Andra, 2000 Fourth Avenue, Seattle, Washington 98121.

Directions to the Hotel Andra from the Seattle-Tacoma International Airport are as follows:

1.	Proceed north on Interstate 5 to Exit 165 for Seneca Street;

2.	Follow Seneca Street to Fourth Avenue;

3.	Turn right on Fourth Avenue and drive six blocks to Hotel Andra.

All stockholders should be prepared to present photo identification for admission to the annual meeting. Admission will be on a first-come, first-served basis. If you are a beneficial stockholder and hold your shares in “street name,” you will be asked to present proof of ownership of your shares as of the record date. Examples of acceptable evidence of ownership include your most recent brokerage statement showing ownership of shares prior to the record date or a photocopy of your voting instruction form. Persons acting as proxies must bring a valid proxy from a stockholder of record as of the record date. Your late arrival or failure to comply with these procedures could affect your ability to participate in the annual meeting.

Stockholders Sharing the Same Address

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one Notice of Internet Availability unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. We believe this provides greater convenience for our stockholders, as well as cost savings for us, by reducing the number of duplicate documents that are sent to your home. Householding will not in any way affect your rights as a stockholder.

If you are eligible for householding and currently receive multiple copies of our Notice of Internet Availability and you wish to receive only a single copy of these documents for your household, please contact our corporate secretary at 2601 Fourth Avenue, Suite 500, Seattle, Washington 98121 at (206) 801-2112.

If you participate in householding and wish to receive a separate copy of our Notice of Internet Availability, or if you do not wish to participate in householding and prefer to receive separate copies of this document in the future, please contact our corporate secretary at the address or telephone number indicated above and we will promptly deliver to you a separate copy of the Notice. Beneficial stockholders can request information about householding from their banks, brokers, or other holders of record.

PROPOSAL ONE

ELECTION OF CLASS I DIRECTORS

General

As of the date of this proxy statement, our board of directors is composed of seven directors. Our bylaws permit our board of directors to establish by resolution the authorized number of directors, and seven directors are currently authorized. The authorized number of directors may be changed by resolution duly adopted by the board of directors, although no decrease in the authorized number of directors will have the effect of removing an incumbent director from the board of directors until such director’s term expires.

Our board of directors is divided into three classes of directors, serving staggered three-year terms, as follows:

•	Class I directors: Daniel K. Spiegelman and Scott D. Myers, whose terms will expire at the 2017 annual meeting of stockholders;

•	Class II directors: Dr. Christopher S. Henney and Steven P. James, whose terms will expire at the 2018 annual meeting of stockholders; and

•	Class III directors: Robert W. Azelby, Dr. Gwen Fyfe and Dr. Ted W. Love, whose terms will expire at the 2019 annual meeting of stockholders;

If nominated to stand for re-election, directors of a class whose terms expire at a given annual meeting will be up for re-election for three-year terms at that meeting. Each director’s term will continue until the election and qualification of his successor, or his earlier death, resignation or removal. This classification of our board of directors may have the effect of delaying or preventing changes in control of management. There are no family relationships among any of our directors or executive officers.

Information concerning our director nominees is set forth below. Unless otherwise indicated, each position with Cascadian Therapeutics described in each director’s biography below refers to a position currently with Cascadian Therapeutics, and prior to December 10, 2007, with Biomira Inc., our predecessor corporation. On December 10, 2007, Cascadian Therapeutics became the successor corporation to Biomira by way of a plan of arrangement effected pursuant to Canadian law.

Nominees for Election as Class I Directors at the 2017 Annual Meeting of Stockholders

There are two nominees standing for election as Class I directors this year. Based on the recommendation of the corporate governance and nominating committee, our board of directors has nominated Mr. Spiegelman and Mr. Myers, each an incumbent Class I director, for election as Class I directors at the 2017 annual meeting. If elected, Mr. Spiegelman and Mr. Myers will hold office as Class I directors until our 2020 annual meeting of stockholders.

If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted for the nominees recommended by our board of directors. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card or when you vote by telephone or over the Internet. If you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.

The board of directors expects that the nominees will be available to serve as directors. If Mr. Spiegelman and Mr. Myers become unavailable, however, the proxy holders intend to vote for any nominee designated by the board of directors, unless the board of directors chooses to reduce the number of directors serving on the board of directors. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of Mr. Spiegelman and Mr. Myers.

Background information with respect to the Board, including the Board’s nominees for election as Class I Directors, is set forth in the table below.

Name	Age[1]	Director Since	Position
Christopher S. Henney, Ph.D.	76	2005	Chairman of the Board
Robert W. Azelby	49	2017	Director
Gwen A. Fyfe, M.D.	65	2016	Director
Steven P. James	58	2015	Director
Ted W. Love, M.D.	58	2013	Director
Scott D. Myers	51	2016	Chief Executive Officer and Director
Daniel K. Spiegelman, M.B.A.	58	2008	Director

Information Concerning the Nominees for Election as Class I Directors

The following individuals are nominees for election as Class I directors at the 2017 annual meeting. The Board unanimously recommends a vote “FOR” each of the below nominees.

DANIEL K. SPIEGELMAN has been a member of our board of directors since June 2008. Mr. Spiegelman is the chair of our audit committee and a member of our corporate governance and nominating committee. Since May 2012, Mr. Spiegelman has been the executive vice president and chief financial officer of Biomarin Pharmaceuticals Inc., a biopharmaceutical company focused on the development and commercialization of therapies for rare diseases. From October 2009 to May 2012, Mr. Spiegelman served as the chief executive officer of Filtini, Inc., a start-up company developing next generation circulating tumor cell capture and analysis technology. Mr. Spiegelman is also a co-founder of, and from July 2009 to May 2012, served as the chief financial officer of Rapidscan Pharma Solutions, Inc., a start-up company that has licensed the rights to sell regadenoson in Europe and other select territories. From 1998 to 2009, Mr. Spiegelman was employed at CV Therapeutics, Inc., a biopharmaceutical company acquired in 2009 by Gilead, most recently as senior vice president and chief financial officer. From 1992 to 1998, Mr. Spiegelman was an employee at Genentech, Inc., a biotechnology company, serving most recently as its treasurer. Mr. Spiegelman previously served as a member of the boards of directors of Affymax, Inc., a biopharmaceutical company and Anthera Pharmaceuticals, Inc. a private biopharmaceutical company. Our corporate governance and nominating committee believes that Mr. Spiegelman’s qualifications for membership on the board of directors include his extensive background in the financial and commercial issues facing growing biotechnology companies. Additionally, as chief financial officer of CV Therapeutics prior to its sale to Gilead Sciences, Mr. Spiegelman was involved in transitioning the company from a research and development focus to a commercial entity with two approved products. This experience allows Mr. Spiegelman to provide our board of directors with significant insights into financial strategy and organizational development. Mr. Spiegelman received his B.A. and M.B.A. from Stanford University.

SCOTT D. MYERS has been a member of our board of directors since April 2016. From September 2011 to July 2015, Mr. Myers served as the Chief Executive Officer of Aerocrine AB, a biopharmaceutical company that was acquired by Circassia Pharmaceuticals plc in July 2015. From January 2007 to September 2011, Mr. Myers served as a Vice President of UCB S.A., a biopharmaceutical company. From December 2005 to January 2007, Mr. Myers served as the Chief Commercial Officer for DOV Pharmaceutical, a biotechnology company, and from 2000 to 2005, Mr. Myers served as a Senior Vice President and General Manager for Johnson & Johnson. Additionally, from April 2012 to April 2014, Mr. Myers served as a member of the board of directors of Orexo AB, a pharmaceutical company and is currently an Industry Advisor for EQT, an investment fund. Our corporate governance and nominating committee believes that Mr. Myers’ qualifications for membership on our board of directors include over 20 years of experience in the biotechnology industry and his extensive experience in the leadership of both commercial and development stage biopharmaceutical companies, including his position as our President and Chief Executive Officer. Mr. Myers received his Bachelor of Arts degree in biology from Northwestern University and M.B.A. from the Graduate School of Business at the University of Chicago.

Class II Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders

CHRISTOPHER S. HENNEY, Ph.D., has served as the chairman of our board of directors since September 2006 and as a member of our board of directors since March 2005. Dr. Henney is chair of our corporate governance and nominating committee and a member of our compensation committee. Dr. Henney also served as our Interim President and Chief Executive Officer from January 2016 to April 2016. From 1995 to 2003, Dr. Henney was chairman and chief executive officer of Dendreon Corporation, a publicly-traded biotechnology company that he co-founded and from 2003 to 2005 continued as executive chairman. Dr. Henney was also a co-founder of Immunex Corporation and ICOS Corporation, both publicly-traded

[1]	Note: Ages are shown as of April 20, 2017.

biotechnology companies. Our corporate governance and nominating committee believes that Dr. Henney’s qualifications for membership on the board of directors include his roles as co-founder of Dendreon, Immunex and ICOS, as well as his membership on the boards of directors of several development-stage biotechnology companies. Through his experience in working with biotechnology companies from founding until commercialization of their product candidates, Dr. Henney provides our board of directors with significant insights into the strategic, operational and clinical development aspects of the company. Dr. Henney currently serves as vice-chairman of the board of directors of Cyclacel Pharmaceuticals, Inc., a development-stage biopharmaceuticals company, as a member of the board of directors of Anthera Pharmaceuticals, Inc., a biopharmaceutical company and as a member of the board of directors of Prothena Corporation plc, a biotechnology company. Dr. Henney received a Ph.D. in experimental pathology from the University of Birmingham, England, where he also obtained his D.Sc. for contributions in the field of immunology. In 2011, he received the honorary degree of Doctor of the University from his alma mater for contributions to the biotechnology industry and in 2012 was elected to the Hall of Fame of the Association of International Biotechnology CEOs. Dr. Henney is a former professor of immunology and microbiology and has held faculty positions at Johns Hopkins University, the University of Washington and the Fred Hutchinson Cancer Research Center.

STEVEN P. JAMES has been a member of our board of directors since February 2015. Mr. James is a member of our audit and compensation committees. Mr. James served as President and Chief Executive Officer of Labrys Biologics, Inc., from December 2012 until its acquisition by Teva Pharmaceuticals in July 2014. He was President and Chief Executive Officer of KAI Pharmaceuticals, Inc., from October 2004 until its acquisition by Amgen in July 2012. He was Senior Vice President, Commercial Operations, at Exelixis, Inc., from 2003 until 2004. Previously he held senior business roles at Sunesis Pharmaceuticals, Inc., and Isis Pharmaceuticals, Inc. He began his career in new product planning at Eli Lilly and Company. Mr. James is also a member of the board of directors of Ocera Therapeutics, Inc., Antiva Biosciences, Allakos, Inc., Chrono Therapeutics, and Pionyr Immunotherapeutics, where he is also interim Chief Executive Officer. Our corporate governance and nominating committee believes that Mr. James’ qualifications for membership on the board of directors include his extensive experience in the leadership of development stage biotechnology companies and in business development. Mr. James earned a Bachelor of Arts degree in biology from Brown University and a Masters in Management degree from the Kellogg Graduate School of Management at Northwestern University.

Class III Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders

ROBERT W. AZELBY, M.B.A., has been a member of our board of directors since April 2017. Mr. Azelby is a member of our corporate governance and nominating committee. Since November 2015, Mr. Azelby has served as the Executive Vice President, Chief Commercial Officer at Juno Therapeutics, Inc., a biotechnology company. Prior to joining Juno, Mr. Azelby was Vice President and General Manager, Oncology at Amgen Inc. from June 2012 to October 2015. From October 2010 to September 2012, he served as Amgen’s Vice President, Amgen Oncology Sales. Prior to that, he served in various positions at Amgen, including periods as Vice President, Commercial Effectiveness Unit and General Manager of Amgen Netherlands. Our corporate governance and nominating committee believes that Mr. Azelby’s qualifications for membership on the board of directors include nearly 25 years of experience in the biotechnology and pharmaceutical industry, including leadership positions in many commercial oncology organizations. This experience allows Mr. Azelby to provide our board of directors with significant insights into the clinical development of our product candidates. Mr. Azelby received his B.A. in Economics and Religious Studies from the University of Virginia and his M.B.A. from Harvard Business School.

GWEN A. FYFE, M.D., has been a member of our board of directors since January 2016. From 1997 to 2009, Dr. Fyfe held various positions with Genentech Inc. (now a member of the Roche Group), including Vice President, Oncology Development; Vice President, Avastin Franchise Team, as well as the honorary title of Senior Staff Scientist. Dr. Fyfe played an important role in the development of Genentech’s approved oncology agents including Rituxan®, Herceptin®, Avastin® and Tarceva®. Dr. Fyfe sat on the development oversight committee for all of Genentech’s products and participated in the Research Review Committee that moved products from research into clinical development. Since leaving Genentech in 2009, Dr. Fyfe has been a consultant for venture capital firms and for a variety of biotechnology companies. Dr. Fyfe currently serves as a director of Array Biopharma, Inc. and previously served as a director of Infinity Pharmaceuticals, Inc. Dr. Fyfe has been an invited member of Institute of Medicine panels, National Cancer Institute working groups and grant committees and American Society of Clinical Oncologists oversight committees. Our corporate governance and nominating committee believes that Dr. Fyfe’s qualifications for membership on the board of directors include over 20 years of experience in the biotechnology industry. This experience allows Dr. Fyfe to provide our board of directors with extensive industry experience in clinical development for novel oncology therapeutics. Dr. Fyfe received her A.B. and M.D. from Washington University School of Medicine and a board certified pediatric oncologist.

TED W. LOVE, M.D., has been a member of our board of directors since September 2013. Dr. Love is the chair of our compensation committee and a member of our audit committee. Since June 2014, Dr. Love has served as Chief Executive Officer of Global Blood Therapeutics, Inc. From February 2010 until August 2012, Dr. Love served as Executive Vice President and Head of Research and Development and Technical Operations at Onyx Pharmaceuticals, Inc. From 2001 to January 2009, Dr. Love served as Chairman and Chief Executive Officer of Nuvelo, Inc. Dr. Love joined Nuvelo from Theravance, Inc., where he served as Senior Vice President of Development from 1998 to 2001. Previously, he spent six years at Genentech, Inc., where he held a number of senior management positions in medical affairs and product development and served as chairman of Genentech’s Product Development Committee. Dr. Love also serves as a member of the board of directors of biopharmaceutical companies Amicus Therapeutics, Inc. and Global Blood Therapeutics, Inc. From March 2009 to November 2015, Dr. Love served as a member of the board of directors of KaloBios Pharmaceuticals, Inc. Dr. Love also previously served on the board of directors of Santarus, Inc. until its acquisition by Salix Pharmaceuticals, Ltd. Our corporate governance and nominating committee believes that Dr. Love’s qualifications for membership on the board of directors include over 15 years of experience in the biotechnology industry. This experience provides our board of directors with significant insights into the strategic and operational issues facing our company. Dr.  Love earned his Bachelor of Science in molecular biology from Haverford College and his M.D. from Yale Medical School.

Vote Required and Board of Directors Recommendation

The affirmative vote of a plurality, or the largest number, of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote is required for the election of the directors.

The board of directors recommends that stockholders vote “FOR” the election of Mr. Spiegelman and Mr. Myers to the board of directors.

PROPOSAL TWO

TO APPROVE AN AMENDMENT TO OUR 2016 EQUITY INCENTIVE PLAN

General

We are asking our stockholders to approve an amendment to our 2016 Equity Incentive Plan, or the 2016 EIP, that will increase the total shares of common stock available for issuance under the 2016 EIP from 1,200,905 to 7,900,905. We believe that our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain and motivate highly qualified personnel. Competition for qualified employees in our industry is strong. We rely on our equity-based compensation programs, including options and other awards granted under the 2016 EIP, to attract and retain talented personnel. Allowing employees to participate in owning shares of our common stock helps align the objectives of our stockholders and our employees and is important in attracting, motivating and retaining highly skilled personnel that are essential to our success. In order to be able to provide a competitive and equitable compensation package, we are asking our stockholders to approve an amendment to the 2016 EIP that will increase the total shares of common stock available for issuance under the 2016 EIP from 1,200,905 to 7,900,905. The Amendment was unanimously approved by our compensation committee in April 2017 and requires stockholder approval. If approved, we expect to use the additional authorized shares for continued periodic equity grants to employees, including executive officers, directors, and consultants, and for initial grants to new employees and directors.

Share Usage

We are requesting approval of an additional 6,700,000 shares to become available for issuance under the 2016 EIP. If such increase is approved, we will have a total of 7,900,905 shares reserved for issuance under our 2016 EIP. In addition, shares subject to awards that are cancelled, forfeited, repurchased at the original issue price or that expire by their terms without shares being issued, including shares subject to awards granted under both our historical Share Option Plan and historical Restricted Stock Unit Plan that were outstanding on the effective date of the 2016 EIP, will be returned to the pool of shares available for grant and issuance under the 2016 EIP, subject to certain limitations.

In determining the increase in the number of shares reserved for issuance under the 2016 EIP, our compensation committee considered a number of factors, including:

Forecast. After carefully forecasting our anticipated growth rate for the next few years and considering our historical forfeiture rates, we currently believe that the share reserve under the 2016 EIP, after giving effect to the increase requested in this Proposal Two, will be sufficient for us to make anticipated grants of equity incentive awards under our current compensation program for expected new hires, focal awards, any special retention needs and non-employee director grants for approximately two to three years. However, a change in business conditions, company strategy or equity market performance could alter this projection.

Burn Rate. Burn rate measures our usage of shares for our equity plans as a percentage of our outstanding stock. For 2016, 2015 and 2014, our burn rate was 4.85%, 2.92% and 2.02%, respectively. The rates were calculated by dividing the aggregate number of shares subject to options and RSU awards granted during the fiscal year by the weighted average number of shares outstanding during the fiscal year.

Awards Outstanding Under Existing Grants and Dilutive Impact.

As of March 31, 2017, 49,235,617 shares of our common stock were issued and outstanding. On March 31, 2017, the closing price of our common stock was $4.14 per share.

The following information summarizes awards granted and available for grant under the 2016 EIP, our historical Share Option Plan and our historical Restricted Stock Unit Plan, plus stock options that were issued outside of our equity plans as an employment inducement grant, as of March 31, 2017, and without giving effective to approval of the increase in the shares reserved for issuance under the 2016 EIP:

Total shares underlying outstanding options:	2,527,650

Weighted-average exercise price of outstanding options:	$11.06

Weighted-average remaining contractual life of outstanding options:	6.73 years

Total shares underlying outstanding unvested restricted stock units:	199,432

Total issued share underlying outstanding restricted stock subject to forfeiture:	—

Total shares currently available for grant under the historical Share Option Plan:	—

Total shares currently available for grant under the historical Restricted Stock Unit Plan:	—

Total shares currently available for grant under the 2016 EIP:	180,575

Accordingly, our approximately 2,727,082 outstanding awards (not including awards under our employee stock purchase plan) plus the 180,575 shares available for issuance under the 2016 EIP plus the 6,700,000 shares proposed to be available for future grant under our 2016 EIP represent approximately 19.51% of our outstanding shares. This includes a total of 6,880,575 shares that would be available for issuance if this proposal is approved (representing 13.97% of our outstanding shares).

Description of the 2016 EIP

The following summary of certain features of the 2016 EIP is subject to the specific provisions contained in the full text of the 2016 EIP, which, as amended and restated to reflect the amendment for which we are seeking stockholder approval for pursuant to this proposal, is attached hereto as Appendix A. In addition to the amendment to increase the total number of shares of common stock issuable under the 2016 EIP, the amended and restated version attached as Appendix A also reflects an amendment to prohibit the payment of dividends on unvested equity awards. The following summary does not purport to be a complete description of all of the provisions of the 2016 EIP. To the extent that there is a conflict between this summary and the actual terms of the 2016 EIP, the terms of the 2016 EIP will govern.

Key Terms

The following is a summary of the key provisions of the 2016 EIP.

Plan Term:	10 years

Eligible Participants:	Only employees, including officers and directors who are also employees, are eligible to receive grants of incentive stock options. All other awards may be granted to any of our employees, directors, consultants, independent contractors and advisors, provided that the grantee renders bona fide services to us that are not in connection with the offer and sale of securities in a capital-raising transaction. The compensation committee determines which individuals will participate in the 2016 EIP. As of March 31, 2017, there were approximately 65 employees and six non-employee directors eligible to participate in the 2016 EIP.

Shares Authorized:

Assuming the Amendment is approved by the stockholders, we will be authorized to issue up to an aggregate of 7,900,905 shares of common stock pursuant to awards granted under the 2016 EIP.

In addition, shares subject to awards, and shares issued under the 2016 EIP under any award, will again be available for grant and issuance under the 2016 EIP to the extent such shares: (i) are subject to issuance upon exercise of an Option or SAR granted under the 2016 EIP but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to awards granted under this 2016 EIP that are forfeited or are repurchased by us at the original issue price; (iii) are subject to awards granted under this 2016 EIP that otherwise terminate without such shares being issued; or (iv) are surrendered pursuant to an exchange program.

The following shares will not again be made available for future grant and issuance as awards under the 2016 EIP: (i) shares that are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an award; (ii) shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR; or (iii) shares of our common stock repurchased on the open market with the proceeds of an Option exercise price.

Fungible Ratio:	Unlike Options or SARs, full-value awards (such as restricted stock and restricted stock units) have intrinsic value even if the price of our common stock does not increase after the grant date. In recognition of this, the 2016 EIP provides that any award other than an

Option or a SAR granted with respect to shares shall reduce the number of shares available for issuance by 1.29 shares. Awards issued as an Option or a SAR shall reduce the number of shares available for issuance by the number of shares underlying the award.

Award Types:	• Non-qualified and incentive stock options • Restricted stock awards • Stock bonus awards • Stock appreciation rights • Restricted stock units • Performance awards

Share Limit on Awards:	No more than 250,000 shares may be granted to any participant under the 2016 EIP during any calendar year, other than new employees, who are eligible to receive up to 500,000 shares in the calendar year during which they begin employment. These limits are intended to ensure that awards will qualify under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (Code), if applicable. Failure to qualify under this section might result in our inability to take a tax deduction for part of the performance-based compensation to senior executives. In addition, no person will be eligible to receive cash-based awards of (i) more than $5,000,000 of value in the calendar year of grant for all such awards with a performance period greater than one year, or (ii) more than $3,000,000 of value in the calendar year of grant for all such awards with a performance period of one year or less.

Non-Employee Directors:	Under the 2016 EIP, non-employee directors may be granted stock options and other awards either on a discretionary basis or pursuant to policy adopted by the board of directors, except that no non-employee director will be eligible to receive more than the number shares with an aggregate grant date value of $500,000 in any one calendar year.

Minimum Vesting Periods:	Vesting schedules are determined by the compensation committee when each award is granted. Except as to a maximum of 5% of the number of shares reserved and available for grant and issuance under the 2016 EIP, awards granted to participants shall not provide for any vesting prior to at least twelve (12) months from grant.

Award Terms:	Options have a term no longer than ten years from the date the options were granted, except in the case of incentive stock options granted to holders of more than 10% of Cascadian Therapeutics’ voting power, which have a term no longer than five years. SARs have a term no longer than ten years from the date they were granted.

Repricing Prohibited:	Repricing, reducing the exercise price of outstanding Options or SARs, or exchanging Awards for cash, is prohibited without stockholder approval under the 2016 EIP.

Recoupment:	Awards under the 2016 EIP will be subject to recoupment in accordance with any clawback or recoupment policy adopted by the Board of Directors or required by law.

Method of Payment

The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, cancellation of indebtedness, surrender of shares, waiver of compensation, a broker assisted same-day sale, any combination of the foregoing or any other methods permitted by the 2016 EIP administrator and applicable law.

Terms Applicable to Stock Options and Stock Appreciation Rights

The exercise price of grants made under the 2016 EIP of Options or SARs may not be less than the fair market value (the closing price of our common stock on the date of grant) of our common stock. The term of these awards may not be longer than ten years, except in the case of incentive stock options granted to holders of more than 10% of our voting power, which may have a term no longer than five years. The compensation committee determines at the time of grant the other terms and conditions applicable to such award, including vesting and exercisability, subject to the minimum vesting requirement described above.

Terms Applicable to Restricted Stock Awards, Stock Bonus Awards, Restricted Stock Unit Awards, and Performance Awards

The compensation committee determines the terms and conditions applicable to the granting of restricted stock awards, stock bonus awards, restricted stock unit awards and performance awards. The compensation committee may make the grant, issuance, retention and/or vesting of restricted stock awards, stock bonus awards, restricted stock unit awards and performance awards contingent upon continued employment with Cascadian Therapeutics, the passage of time, or performance criteria and the level of achievement against such criteria as it deems appropriate, subject to the minimum vesting requirement described above.

Eligibility Under Section 162(m)

The plan is intended to enable Cascadian Therapeutics to provide certain forms of performance-based compensation to executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. Section 162(m) provides that, subject to certain exceptions, Cascadian Therapeutics may not deduct compensation paid to any one of certain executive officers in excess of $1 million in any one year. Section 162(m) excludes certain performance-based compensation from the $1 million limitation. While our compensation committee is mindful of the benefit to us of the full deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, it believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code.

To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria may include the following objective measures, either individually, alternatively or in any combination, applied to the company as a whole or any business unit or subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the compensation committee with respect to applicable awards have been satisfied:

•	Profit Before Tax;

•	Billings;

•	Revenue;

•	Net revenue;

•	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, or as otherwise adjusted);

•	Operating income;

•	Operating margin;

•	Operating profit;

•	Controllable operating profit, or net operating profit;

•	Net Profit;

•	Gross margin;

•	Operating expenses or operating expenses as a percentage of revenue;

•	Net income;

•	Earnings per share;

•	Total stockholder return;

•	Market share;

•	Return on assets or net assets;

•	The Company’s stock price;

•	Growth in stockholder value relative to a pre-determined index;

•	Return on equity;

•	Return on invested capital;

•	Cash Flow (including free cash flow or operating cash flows)

•	Cash conversion cycle;

•	Economic value added;

•	Individual confidential business objectives;

•	Contract awards or backlog;

•	Overhead or other expense reduction;

•	Credit rating;

•	Strategic plan development and implementation;

•	Succession plan development and implementation;

•	Improvement in workforce diversity;

•	Customer indicators;

•	New product invention or innovation;

•	Attainment of research, clinical and technical operations development milestones;

•	Improvements in productivity;

•	Bookings;

•	Attainment of objective operating goals and employee metrics;

•	Achievement of business development objectives such as entry into licensing and/or collaboration agreements; and

•	Any other metric that is capable of measurement as determined by the compensation committee.

Notwithstanding the satisfaction or completion of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, number of shares subject to Options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the compensation committee on the basis of such further considerations as the compensation committee in its sole discretion determines. The compensation committee, in its sole discretion, may adjust the performance goals and performance criteria to account for changes in law and accounting and to make such adjustments as it deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the company or not within the reasonable control of the company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles to preserve the original intent of the performance criteria at the time of the initial award grant.

To the extent that an award under the 2016 EIP is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the board of directors.

Transferability

Except as otherwise determined by the compensation committee, awards granted under the 2016 EIP may not be sold, pledged, assigned, hypothecated, transferred or disposed of except by will or the laws of descent and distribution.

Administration

The compensation committee will administer the 2016 EIP. Subject to the terms and limitations expressly set forth in the 2016 EIP, the compensation committee selects the persons who receive awards, determines the number of shares covered thereby, and, establishes the terms, conditions and other provisions of the grants. The compensation committee may construe and interpret the 2016 EIP and prescribe, amend and rescind any rules and regulations relating to the 2016 EIP.

Amendments

The board of directors may terminate or amend the 2016 EIP at any time, provided that no action may be taken by the Board (except those described in “Adjustments”) without stockholder approval to:

•	permit the repricing of outstanding Options or SARs under the 2016 EIP;

•	determine and implement the terms and conditions of any award transfer program under the 2016 EIP; or

•	otherwise implement any amendment to the 2016 EIP required to be approved by stockholders.

Adjustments

If, without consideration, the number of outstanding shares is changed by an extraordinary cash dividend, a stock dividend, recapitalization, spin-off, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure, then (a) the number of shares reserved for issuance and future grant under the 2016 EIP, (b) the exercise prices or purchases prices, as applicable, of and number of shares subject to outstanding awards, (c) the number of shares subject to other outstanding awards, (d) the maximum number of shares that may be issued as incentive stock options under the 2016 EIP, and (e) the maximum number of shares that may be issued to an individual or to a new employee in any one calendar year under the 2016 EIP or to a non-employee director under the 2016 EIP shall be proportionately adjusted, subject to any required action by our board of directors or our stockholders and in compliance with applicable securities laws. No fraction of a share will be issued following any adjustment.

Change of Control Transactions

In the event of a change of control merger, sale of all or substantially all of our assets or another change of control transaction, unless otherwise determined by the compensation committee, all outstanding awards will be subject to the agreement governing such merger, asset sale or other change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, or the payment of the excess of the fair market value of the shares subject to the award over the exercise price or purchase price of such shares. In the event the successor corporation refuses to either assume, convert, replace or substitute awards, then unless otherwise determined by the compensation committee, all outstanding awards granted under the 2016 EIP Plan shall accelerate in full as of the time of consummation of such change in control transaction.

In addition, in the event of a change of control merger, sale of all or substantially all of the assets of Cascadian Therapeutics or another change of control transaction, the vesting of all awards granted to our non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full as of the time of consummation of such change in control transaction.

Insider Trading Policy

Any participant that receives an award under the 2016 EIP must comply with our insider trading policy.

New Plan Benefits

Future awards under the 2016 EIP to executive officers, employees or other eligible participants, including our Chief Executive Officer and President, are discretionary and cannot be determined at this time.

Following each annual meeting, we typically grant each non-employee director a RSU grant equal to the greater of (1) 1,250 RSUs or (2) the number of RSUs determined by dividing 50,000 by the closing price of our common stock on the NASDAQ Global Market on the date of grant. These grants are, however, discretionary; may be awarded at any time during the year, if at all; and cannot be determined at this time.

As of March 31, 2017, under our 2016 EIP, options to purchase 778,551 shares had been granted, of which no shares had been exercised and 774,717 remained outstanding, and 190,498 RSUs had been granted, of which 190,398 RSUs remained outstanding. The options outstanding as of March 31, 2017 had a weighted-average exercise price of $4.80 per share.

The closing price per share of our common stock as reported by the NASDAQ Global Market on March 31, 2017 was $4.14.

History of Grants Under the 2016 EIP

The table below shows, as to each of our executive officers named in the Summary Compensation Table and the other identified groups below, the aggregate number of awards granted to such person or group under the 2016 EIP during the last competed fiscal year.

Name and Position	Number of Options Granted	Number of Restricted Stock Units Granted
Scott Myers, Chief Executive Officer, President and Director	—	—
Christopher Henney, Former Interim Chief Executive Officer and President, and current Director	—	9,058
Robert Kirkman, Former Chief Executive Officer and President	—	—
Julia Eastland, Chief Financial Officer, Chief Business Officer and Secretary	—	—
Gary Christianson, Chief Operating Officer	—	—
Diana Hausman, Former Chief Medical Officer	—	—
Scott Peterson, Chief Scientific Officer	—	—
All current executive officers (6 persons)	—	—
All current non-employee directors (6 persons)	—	54,348
All current employees (excluding executive officers)	92,608	—

Equity Compensation Plan Information as of December 31, 2016

The following table sets forth information as of December 31, 2016 with respect to compensation plans under which shares of our common stock may be issued. The table does not include information with respect to shares we are proposing to add to the 2016 EIP.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	1,473,520	$15.51	1,027,092
Equity compensation plans not approved by security holders(2)	474,810	$7.08	—
Total	1,948,330	$13.37	1,027,092

(1)	The weighted average exercise price relates solely to outstanding stock option shares because shares subject to RSUs have no exercise price.
(2)	Represents the inducement award granted to our Chief Executive Officer in April 2016.

U.S. Tax Consequences

The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences to Cascadian Therapeutics and participants in the 2016 EIP. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participant has been, and is, encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the plan.

Non-Qualified Stock Options

A participant will realize no taxable income at the time a non-qualified stock option is granted under the 2016 EIP, but generally at the time such non-qualified stock option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the stock option exercise price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as a long-term or short-term capital gain or loss, depending on the holding period of the shares. We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of the non-qualified stock option.

Incentive Stock Options

A participant will realize no taxable income, and we will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment conditions are satisfied, then no taxable income will result upon the exercise of such option and we will not be entitled to any deduction in connection with the exercise of such stock option. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and we will not be entitled to a deduction in respect to such disposition. While no ordinary taxable income is recognized at exercise (unless there is a “disqualifying disposition,” see below), the excess of the fair market value of the shares over the stock option exercise price is a preference item that is recognized for alternative minimum tax purposes.

Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a “disqualifying disposition”), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the stock option exercise price and the fair market value of such shares on the date of exercise of such stock option. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a “disqualifying disposition,” generally we will be allowed a deduction for federal income tax purposes in the fiscal year of such “disqualifying disposition” in an amount equal to the compensation realized by such participant.

Stock Appreciation Rights

A grant of a stock appreciation right (which can be settled in cash or our common stock) has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value received is generally taxable to the recipient as ordinary income, and we generally will be entitled to a corresponding tax deduction.

Restricted Stock

A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., with respect to the shares as they become vested) or (ii) makes an election under Section 83(b) of the Code to pay tax in the year the grant is made with respect to all of the shares subject to the grant. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and, if granted to an employee, is subject to income tax withholding. We receive a tax deduction at the same time and for the same amount taxable to the participant. If a participant makes an election under Section 83(b) of the Code to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient disposes of the stock, at which point any gain or loss will be short-term or long-term capital gain or loss, depending on the holding period of the stock prior to such disposition.

Restricted Stock Units

In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit vests. We generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Performance Awards

The participant will not realize income when a performance award is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

Tax Withholding

The 2016 EIP allows us to withhold shares from the awards to satisfy the participant’s withholding tax obligation and tender cash from our general funds to the applicable tax authorities in an amount equal to the value of the shares withheld.

ERISA Information

The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required to approve this proposal.

The board of directors recommends that stockholders vote “FOR” the approval of the amendment to our 2016 Equity Incentive Plan.

PROPOSAL THREE

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

General

As required pursuant to Section14A of the Exchange Act, we are providing our stockholders with an opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This non-binding advisory vote is commonly referred to as a “say-on-pay” proposal.

Our compensation committee, which is responsible for designing and administering our executive compensation program, has designed our compensation policies and programs to attract and retain senior executive management, to motivate their performance toward clearly defined corporate goals and to align their long term interests with those of our stockholders. In addition, our compensation committee believes that maintaining and improving the quality and skills of our management and appropriately incentivizing their performance are critical factors affecting our stockholders’ realization of long-term value. We encourage you to carefully review the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement for additional details on our compensation of our named executive officers, including our compensation philosophy and objectives, as well as the processes the compensation committee used to determine the structure and amounts of the compensation of our named executive officers in fiscal 2016.

We are asking you to indicate your support for the compensation of the named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking you to vote, on an advisory basis, which is non-binding, “FOR” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to Cascadian Therapeutics, Inc.’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the “Executive Compensation — Compensation Discussion and Analysis,” compensation tables and narrative discussion set forth on pages [27] to [33] of the proxy statement relating to its 2017 annual meeting of stockholders, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on us, our board of directors, or our compensation committee. Our board of directors and compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and our compensation committee will evaluate whether any actions are necessary to address those concerns.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required to approve this proposal.

The board of directors recommends that stockholders vote “FOR” the resolution approving the compensation paid by us to our named executive officers as disclosed in this proxy statement.

PROPOSAL FOUR

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED

EXECUTIVE OFFICER COMPENSATION

General

As described in Proposal Three above, our stockholders are being provided the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. As required pursuant to Section 14A of the Exchange Act, this proposal affords stockholders the opportunity to cast a non-binding advisory vote on how often we should include a say-on-pay vote in our proxy materials for future annual stockholder meetings. Under this proposal, stockholders may vote to have the say-on-pay vote conducted every year, every two years, or every three years, or may abstain from voting on this proposal.

Our board of directors believes that a say-on-pay vote should be conducted every year, or on an annual basis. Our board of directors believes that an annual advisory vote on named executive officer compensation will allow our stockholders to provide us with their direct input on our compensation philosophy and objectives as disclosed in the proxy statement every year. Additionally, an annual advisory vote on named executive officer compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy and objectives.

The say-on-frequency vote is advisory, and therefore not binding on us, our board of directors, or our compensation committee. Our board of directors and compensation committee value the opinions of our stockholders and will take into account the outcome of this vote when considering how frequently we should conduct an advisory say-on-pay vote on the compensation of our named executive officers.

Vote Required and Board of Directors Recommendation

The affirmative vote of a plurality, or the largest number, of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required to approve the resolution approving on an advisory basis the frequency of the advisory vote on executive compensation. This means that the frequency receiving the highest number of affirmative votes will be determined to be the preferred frequency of holding future advisory say-on-pay votes on executive compensation.

The board of directors recommends that stockholders vote for the “ONE YEAR” option as the frequency of the advisory vote on named executive officer compensation.

PROPOSAL FIVE

TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

General

On March 9, 2017, our board of directors unanimously approved, subject to stockholder approval, an amendment to our certificate of incorporation to increase our authorized shares of common stock from 66,666,667 to 130,000,000 and to make a corresponding change to the number of authorized shares of capital stock. The text of the proposed amendment is set forth on Appendix B to this Proxy Statement.

We currently have a total of 76,679,167 shares of capital stock authorized under of certificate of incorporation, consisting of 66,666,667 shares of common stock, 10,000,000 shares of preferred stock and 12,500 shares of Class UA preferred stock. Our board of directors is asking our stockholders to approve an amendment that will increase the number of authorized shares of common stock from 66,666,667 to 130,000,000, and increase the number of authorized shares of all classes of stock from 76,679,167 to 140,012,500. The number of shares of authorized preferred stock and Class UA preferred stock would remain unchanged.

Our board of directors has determined that it would be in our best interests to increase the number of authorized shares of common stock in order to provide our company with the ability to pursue financing and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, and to provide appropriate equity incentives for our employees over time. There are currently no formal proposals or agreements that would require an increase in our authorized shares of common stock. Each additional authorized share of common stock would have the same rights and privileges as each share of currently authorized common stock.

As of March 31, 2017, 49,235,617 shares of common stock, $0.0001 par value, were outstanding, leaving 17,431,050 shares of common stock available for issuance.

As of March 31, 2017, we had reserved a total of 1,200,905 shares of our common stock for issuance pursuant to the 2016 EIP (not including the proposed increase described in Proposal Two), of which a total of 180,575 shares of our common stock were available for future grant. Additionally, as of March 31, 2017, we had warrants outstanding to purchase 841,449 shares of common stock.

As of March 31, 2017, we also had 10,000 shares of Series A Convertible Preferred Stock, 5,333 shares of Series B Convertible Preferred Stock, 7,500 shares of Series C Convertible Preferred Stock, 17,250 shares of Series D Convertible Preferred Stock, 1,818 shares of Series E Convertible Preferred Stock and 12,500 shares of Class UA preferred stock outstanding. Collectively, the outstanding shares of Series A, Series B, Series C, Series D and Series E Convertible Preferred Stock are convertible into an aggregate of 8,498,625 shares of our common stock.

Our directors and executive officers have an interest in this proposal by virtue of their being eligible to receive equity awards under our equity incentive plan.

At present, our board of directors has no immediate plans, arrangements or understandings to issue the additional shares of common stock. However, we desire to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future as well to have sufficient shares available to provide appropriate equity incentives for our employees.

The issuance of additional shares of common stock in the future will have the effect of diluting earnings per share, voting power and common holdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of our company. The shares will be available for issuance by our board of directors for proper corporate purposes, including but not limited to, acquisitions, financings, stock dividends and equity compensation plans. Our management believes the increase in authorized share capital is in our best interests and the best interests of our stockholders and recommends that the stockholders approve the increase in authorized share capital.

If the amendment is approved by the requisite vote of the stockholders, we will file an amendment to our certificate of incorporation with the Delaware Secretary of State as soon as reasonably practicable after the annual meeting. The amendment shall become effective upon filing with the Delaware Secretary of State.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve this proposal.

The board of directors recommends that stockholders vote “FOR” the amendment to the certificate of incorporation to increase the authorized shares of common stock thereunder.

PROPOSAL SIX

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 2017

Our audit committee has selected the firm of Ernst & Young LLP to conduct an audit in accordance with generally accepted auditing standards of our financial statements for the year ending December 31, 2017. A representative of that firm is expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. The audit committee has discussed with Ernst & Young LLP its independence from us and our management, and this discussion included consideration of the matters in the written disclosures required by the Public Company Accounting Oversight Board and the potential impact that non-audit services provided to us by Ernst & Young LLP could have on its independence. This appointment is being submitted for ratification at the meeting. If not ratified, the audit committee will reconsider this appointment, although the audit committee will not be required to appoint different independent auditors.

Fees Billed to Us by Ernst & Young LLP during Fiscal 2016 and 2015

Audit Fees

Fees and related expenses for the 2016 audit by Ernst & Young LLP of our annual financial statements, its review of the financial statements included in our 2016 quarterly reports and other services, which include comfort letters, consents and accounting consultations that are provided in connection with statutory and regulatory filings totaled $592,002. Fees and related expenses for 2015 totaled $480,365.

All Other Fees

Ernst & Young LLP billed us $1,995 for each of the years 2016 and 2015 for a subscription to their technical accounting database.

Ernst & Young LLP did not provide any audit-related services or tax services in 2016 or 2015.

Policy on Audit Committee Pre Approval of Fees

In its pre-approval policy, the audit committee has authorized our chief executive officer or our chief financial officer to engage the services of Ernst & Young LLP with respect to the following:

•	audit related services that are outside the scope of our annual audit and generally are (i) required on a project, recurring, or on a one-time basis, (ii) requested by one of our business partners (for example, a review or audit of royalty payments), or (iii) needed by us to assess the impact of a proposed accounting standard;

•	audits of the annual statutory financial statements required by the non-U.S. governmental agencies for our overseas subsidiaries;

•	accounting services related to potential or actual acquisitions or investment transactions that if consummated would be reflected in our financial results or tax returns (this does not include any due diligence engagements, which must be pre-approved by the audit committee separately); and

•	other accounting and tax services, such as routine consultations on accounting and/or tax treatments for contemplated transactions.

Notwithstanding this delegation of authorization, the audit committee pre-approves all audit and non-audit related services performed by Ernst & Young LLP. On an annual basis prior to the completion of the audit, the audit committee will review a listing prepared by management of all proposed non-audit services to be performed by the external auditor for the upcoming fiscal year, such listing to include scope of activity and estimated budget amount. The audit committee, if satisfied with the appropriateness of the services, will provide pre-approval of such services. If non-audit services are required after the annual pre-approval of services, management will seek approval of such services at the next regularly scheduled audit committee meeting. If such services are required prior to the next audit committee meeting, management will confer with the audit committee chairman regarding either conditional approval subject to full audit committee ratification or the necessity to convene a meeting. The audit committee has considered the non-audit services provided to us by our independent registered public accountant and has determined that the provision of such services is compatible with their independence.

All audit-related, tax and other fees referred to above were approved by the audit committee.

Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve this proposal.

The audit committee has approved the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2017, and the board of directors recommends that stockholders vote “FOR” ratification of this appointment.

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2016

The information contained in this report will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The audit committee oversees the financial reporting process of Cascadian Therapeutics, Inc. (Company) on behalf of the Company’s board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee reviewed and discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm that is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and an opinion on the Company’s internal controls over financial reporting, its judgments about the Company’s accounting principles and the other matters required to be discussed with the audit committee under standards of the Public Accounting Oversight Board, including Auditing Standards No. 1301. The audit committee has received from Ernst & Young LLP the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with Ernst & Young LLP their independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the 2016 audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

This report has been furnished by the members of the audit committee.

AUDIT COMMITTEE

Daniel Spiegelman, Chairman
Ted W. Love Steven P. James

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND RELATED STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of our capital stock as of February 28, 2017 by (i) each person known by us to be the beneficial owner of more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our named executive officers and (iv) our directors and executive officers as a group, including shares they had the right to acquire within 60 days after February 28, 2017. Beneficial ownership with respect to an individual holder excludes shares of Series A convertible preferred stock, Series B convertible preferred stock, Series C convertible preferred stock and shares of Series D convertible preferred stock, each share of which is convertible into 166.67 shares of our common stock provided the holder would not beneficially own in the aggregate more than 4.99%, 4.99%, 9.99% or 19.99% of the company’s securities, respectively, if such holder currently holds more than the applicable beneficial ownership limit. Beneficial ownership with respect to an individual also excludes shares of Series E convertible preferred stock, each of which are convertible into 1,000 shares of our common stock provided the holder would not beneficially own in the aggregate more than 19.99% of the company’s securities, if such holder currently holds more than the applicable beneficial ownership limit.

	Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number of Shares(2)	Percent of Class(3)
5% or Greater Stockholders:
New Enterprise Associates (4)	9,159,574	18.6%
The Baupost Group, LLC (5)	8,416,666	17.1%
BVF, Inc. (6)	6,008,224	12.2%
Redmile (7)	4,250,000	8.6%
EcoR1 Capital Fund (8)	3,000,000	6.1%
Directors and Named Executive Officers:
Christopher Henney(9)	75,000	*
Robert Azelby	—	—
Gwen Fyfe(10)	1,666	*
Steven James(11)	4,656	*
Ted Love(12)	27,209	*
Daniel Spiegelman(13)	10,821	*
Scott Myers(14)	157,119	*
Gary Christianson(15)	98,102	*
Julia Eastland(16)	82,064	*
Diana Hausman(17)	957	*
Robert Kirkman(18)	376,390	*
Scott Peterson(19)	91,158	*
All directors and executive officers as a group (11 persons)(20)	561,284	1.1%

*	Represents less than 1% of class or combined classes.
(1)	Except as otherwise indicated, the address of each stockholder identified is c/o Cascadian Therapeutics, Inc., 2601 Fourth Avenue, Suite 500, Seattle, Washington 98121. Except as indicated in the other footnotes to this table, each person named in this table has sole voting and investment power with respect to all shares of stock beneficially owned by that person.
(2)	Options, RSUs and warrants exercisable within 60 days after February 28, 2017 and shares of preferred stock convertible within 60 days after February 28, 2017 are deemed outstanding for the purposes of computing the percentage of shares owned by that person, but are not deemed outstanding for purposes of computing the percentage of shares owned by any other person.
(3)	Based on 49,221,940 shares of common stock issued and outstanding as of February 28, 2017.
(4)	Based on information of beneficial ownership as of December 31, 2016, included in a Schedule 13D/A filed with the SEC on February 6, 2017. Growth Equity Opportunities Fund IV, LLC, New Enterprise Associates 15, L.P., NEA Partners 15, L.P., NEA 15 GP, LLC, Peter J. Barris, Forest Baskett, Anthony A. Florence, Jr., Joshua Makower, David M. Mott, Jon M. Sakoda, Scott D. Sandell, Peter W. Sonsini and Ravi Viswanathan share voting and investment power over the shares. The address of New Enterprise Associates is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. Excludes 1,723,000 shares issuable upon the conversion of Series E convertible preferred stock, which cannot be converted within 60 days of February 28, 2017.
(5)	Based on information of beneficial ownership as of June 30, 2016, included in a Schedule 13G/A filed with the SEC on July 8, 2016, and the purchase of 4,250,000 shares in our January 2017 public offering. The Baupost Group, L.L.C., SAK Corporation and Seth A. Klarman share voting and investment control over the shares. The address of The Baupost Group, L.L.C. is 10 St. James Avenue, Boston, Massachusetts 02116.

(6)	Based on information of beneficial ownership as of December 31, 2016, included in a Schedule 13D/A filed with the SEC on February 2, 2017. Includes 6,008,224 shares of common stock beneficially owned by BVF Inc. and various affiliated entities and one individual. BVF Partners L.P. is the general partner of Biotechnology Value Fund, L.P. and Biotechnology Value Fund II, L.P., the sole member of BVF Partners OS Ltd. and the investment manager of Biotechnology Value Trading Fund OS, L.P. and of certain management accounts, each of which may be deemed to beneficially own the shares. Mark Lampert is the sole officer and director of BVF Inc. and may be deemed to beneficially own the shares. Excludes 833,332 shares issuable upon the exercise of warrants, 55 shares issuable upon the conversion of Series D convertible preferred stock, 1,250,022 shares issuable upon the conversion of Series C convertible preferred stock, 888,851 shares issuable upon the conversion of Series B convertible preferred stock and 416,673 shares issuable upon the conversion of Series A convertible preferred stock, none of which can be exercised or converted within 60 days of February 28, 2017. The address of BVF Inc. is 1 Sansome Street, 30th Floor, San Francisco, California 94104.
(7)	Based on the purchase of 4,250,000 shares in our January 2017 public offering. The address of Redmile is Golden Gate National Recreation Area, 1 Letterman Dr., San Francisco, California 94129.
(8)	Based on the purchase of 3,000,000 shares in our January 2017 public offering. The address of EcoR1 Capital Fund is 409 Illinois St., San Francisco, California 94158.
(9)	Includes 25,000 shares of common stock that Dr. Henney has the right to acquire under outstanding options exercisable within 60 days after February 28, 2017. Shares attributable to restricted stock units owned by Dr. Henney are not reflected as none of the shares underlying the restricted stock units have vested or will vest within 60 days after February 28, 2017.
(10)	Shares attributable to restricted stock units owned by Dr. Fyfe are not reflected as none of the shares underlying the RSUs have vested or will vest within 60 days after February 28, 2017.
(11)	Includes shares attributable to restricted stock units owned by Mr. James that vested on March 12, 2017.
(12)	Shares attributable to restricted stock units owned Dr. Love are not reflected as none of the shares underlying the RSUs have vested or will vest within 60 days after February 28, 2017.
(13)	Shares attributable to restricted stock units owned by Mr. Spiegelman are not reflected as none of the shares underlying the RSUs have vested or will vest within 60 days after February 28, 2017.
(14)	Includes 118,703 shares of common stock that Mr. Myers has the right to acquire under outstanding options exercisable within 60 days after February 28, 2017.
(15)	Includes 93,729 shares of common stock that Mr. Christianson has the right to acquire under outstanding options exercisable within 60 days after February 28, 2017.
(16)	Includes 78,729 shares of common stock that Ms. Eastland has the right to acquire under outstanding options exercisable within 60 days after February 28, 2017.
(17)	Based on last known reported stock ownership.
(18)	Includes 375,002 shares of common stock that Dr. Kirkman has the right to acquire under outstanding options exercisable within 60 days after February 28, 2017.
(19)	Includes 89,422 shares of common stock that Dr. Peterson has the right to acquire under outstanding options exercisable within 60 days after February 28, 2017.
(20)	Includes 415,083 shares of common stock issuable upon exercise of options within 60 days after February 28, 2017 and 4,656 shares of common stock that would be fully vested and issuable upon the vesting of RSUs within 60 days after February 28, 2017.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board’s Role in Risk Oversight

The board of directors is actively involved in oversight of risks that could affect our company. This oversight is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full board of directors has retained responsibility for general oversight of risks. The board of directors satisfies this responsibility through full reports by each committee chairman regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the company.

Board Leadership Structure

The positions of chief executive officer and non-executive chairman of the board are held by two different individuals (Mr. Myers and Dr. Henney, respectively). Pursuant to our corporate governance principles, the board of directors has established the position of non-executive chairman in order to, in part, facilitate communication between management and our non-employee directors. This current structure allows our chief executive officer to focus on our day-to-day business while our non-executive chairman leads the board in its fundamental role of providing advice to and independent oversight of management. The board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position given our company’s stage of development, as well as the commitment required to serve as our non-executive chairman. The board of directors will continue to assess the appropriateness of this structure as part of the board of directors’ broader succession planning process.

Board of Directors and Committee Meetings

During 2016, our board of directors met eighteen times. During 2016, our audit committee met six times, our compensation committee met eight times and our corporate governance and nominating committee met three times. All of our directors attended more than 75% of the aggregate of all meetings of the board of directors and of the committees on which such director served, except for Dr. Fyfe, who attended approximately 67% of the board of directors meetings occurring after she joined the board.

We do not have a formal policy regarding attendance by members of the board of directors at our annual meeting of stockholders. One of our directors attended our 2016 annual meeting of stockholders.

Determinations Regarding Director Independence

The board of directors has determined that each of our current directors, except Mr. Myers and Dr. Fyfe, is an “independent director” as that term is defined by the applicable rules and regulations of The NASDAQ Stock Market. The independent directors generally meet in executive session at each quarterly board of directors meeting.

The board of directors has also determined that each member of the audit committee, the compensation committee, and the corporate governance and nominating committee meets the independence standards applicable to those committees prescribed by the applicable rules and regulations of The NASDAQ Stock Market, the SEC, and the Internal Revenue Service.

Finally, the board of directors has determined that Mr. Spiegelman, the chairman of the audit committee, is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

Code of Conduct

Our board of directors has adopted a Code of Business Conduct and Ethics (the Code of Conduct) for all our officers, directors and employees, and a Code of Ethics for the President and Chief Executive Officer, the Chief Financial Officer and the Corporate Controller (the Code of Ethics). The Code of Conduct details the responsibilities of all our officers, directors, and employees to conduct our affairs in an honest and ethical manner and to comply with all applicable laws, rules, and regulations. The Code of Conduct addresses issues such as general standards of conduct, avoiding conflicts of interest, communications, financial reporting, safeguarding our assets, responsibilities to our customers, suppliers, and competitors, and dealing with governments. The Code of Ethics imposes additional requirements on our senior executive, financial and accounting officers with respect to conflicts of interest, accuracy of accounting records and periodic reports and compliance with laws. Each of the Code of Conduct and Code of Ethics is available on our website at www.cascadianrx.com.

Corporate Governance Guidelines

We have also adopted Corporate Governance Guidelines that outline, among other things, the role of the board of directors, the qualifications and independence of directors, the responsibilities of management, the board of directors, and the committees of the board of directors, board of directors evaluation and compensation, management succession, chief executive officer evaluation, and limitations on the authority of executive management. The Corporate Governance Guidelines are also available on our website at www.cascadianrx.com.

Committees of the Board of Directors

During 2016, our board of directors had three standing committees: the audit committee, the compensation committee (which has delegated certain responsibilities to the new employee and promotion option committee to grant equity awards to employees who are not executive officers or directors), and the corporate governance and nominating committee. All of the committee charters, as adopted by our board of directors, are available on our website at www.cascadianrx.com under “Investors — Corporate Governance.” The functions performed by each committee and the members of each committee are described below.

Audit Committee

We have a standing audit committee, which reviews with our independent registered public accounting firm the scope, results, and costs of the annual audit and our accounting policies and financial reporting. Our audit committee (i) has direct responsibility for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, (ii) establishes procedures for handling complaints regarding our accounting practices, (iii) has authority to engage any independent advisors it deems necessary to carry out its duties, and (iv) has appropriate funding to engage any necessary outside advisors. As of the date of this proxy statement, the members of the audit committee are Daniel Spiegelman (Chairman), Steven James and Dr. Ted Love. The board of directors has determined that Mr. Spiegelman, the chairman of the audit committee, is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC and is an “independent director” as that term is defined under the applicable rules and regulations of The NASDAQ Stock Market. The audit committee reviews and reassesses the adequacy of its charter on an annual basis.

Compensation Committee

Our compensation committee oversees our compensation and benefits practices and programs (other than compensation practices of our non-employee directors, which are overseen by our nominating and corporate governance committee), as more fully described in the “Executive Compensation — Compensation Discussion and Analysis” section later in this proxy statement. As of the date of this proxy statement, the current members of the compensation committee are Dr. Christopher Henney (Chairman), Dr. Ted Love and Steven James. The Compensation Committee Report is set forth in the “Executive Compensation — Compensation Committee Report” section later in this proxy statement.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee reviews candidates and recommends nominees for the board of directors. The corporate governance and nominating committee also oversees our corporate governance and compliance activities and compensation practices with respect to our non-employee directors. The corporate governance and nominating committee has not adopted a formal policy with respect to the consideration of director candidates recommended by stockholders given the lack of stockholder recommendations; however, if a stockholder delivered a written request to our corporate secretary which satisfied the notice, information, and other requirements set forth in our bylaws with respect to stockholder proposals, it would receive appropriate consideration. The corporate governance and nominating committee may consider in the future whether our company should adopt a more formal policy regarding stockholder nominations. As of the date of the filing of this proxy statement, the members of the corporate governance and nominating committee are Dr. Christopher Henney (Chairman), Daniel Spiegelman and Robert Azelby.

The corporate governance and nominating committee evaluates the qualifications of all director recommendations that are properly submitted by stockholders, management, members of the board of directors, and to the extent deemed necessary, third-party search firms. We have in the past paid a third party to assist us in identifying, evaluating, and screening potential candidates for nomination to the board of directors, and we may do so in the future. In assessing potential candidates, the corporate governance and nominating committee considers relevant factors, including, among other things, issues of character, judgment, independence, expertise, diversity of experience, depth of experience in the industry in which we compete, length of service, and other commitments. While there are no specific minimum qualifications, qualities or skills that are necessary to serve on the board of directors, the specific traits, abilities and experience that the corporate governance and nominating committee and the board look for in determining candidates for election to the board include, but are not limited to:

•	the highest ethical character and shared values with our company;

•	reputation consistent with our image;

•	significant accomplishments within their respective fields;

•	active and former chief executive officers of public companies and scientific, government, educational and non-profit institutions;

•	recognized leadership in the fields of medicine or biological sciences;

•	relevant expertise and experience and the ability to offer advice and guidance; and

•	ability to exercise sound business judgment.

In addition, the corporate governance and nominating committee considers the suitability of each candidate, taking into account the current members of the board of directors, in light of the current size and composition of the board of directors. The corporate governance and nominating committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees. The corporate governance and nominating committee strives to nominate directors with a variety of complementary skills so that, as a group, the board of directors will possess the appropriate talent, skills, and expertise to oversee our business. After completion of its evaluation of candidates, the corporate governance and nominating committee will recommend a slate of director-nominees to the board of directors. Each of the nominees named in this proxy statement and standing for election to the board of directors at this annual meeting was recommended by the corporate governance and nominating committee.

Communications with the Board of Directors

Stockholders wishing to communicate with our board of directors should send their communications in writing to the attention of our corporate secretary at Cascadian Therapeutics, Inc., 2601 Fourth Avenue, Suite 500, Seattle, Washington 98121. Our corporate secretary will review the communication, and if the communication is determined to be relevant to our operations, policies, or procedures (and not vulgar, threatening, or of an inappropriate nature not relating to our business), the communication will be forwarded to our chairman of the board. If the communication requires a response, our corporate secretary will assist the board of directors in preparing the response.

Compensation of Directors

During 2016, we paid our non-employee directors an annual cash fee of $50,000 for their service on our board of directors and its committees. Fees were paid quarterly and are prorated over the period based on the non-employee director’s service. We also paid the chairman of our board of directors an additional annual fee of $50,000, the chairman of our audit committee an additional annual fee of $25,000, and the chairmen of our other standing committees of the board of directors an additional annual fee of $5,000 each. In addition, each non-employee director was entitled to annual restricted share unit grant equal to the greater of (i) 1,250 shares or (ii) $50,000 divided by the closing price of our common stock on the NASDAQ Global Market on the date of grant. We also reimbursed our directors for travel and other necessary business expenses incurred in the performance of their services for us.

Fiscal Year 2016 Director Compensation Table

The following table sets forth compensation information for our non-employee directors for the year ended December 31, 2016. The table excludes Mr. Myers and Mr. Kirkman, who did not receive any compensation from us in their roles as directors during the year ended December 31, 2016. This table also excludes the compensation paid to Dr. Henney for his services as our interim President and Chief Executive Officer, which are described in “Summary Compensation Table – 2016, 2015 and 2014” included elsewhere in this proxy statement. All compensation numbers are expressed in U.S. dollars.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)(3)	Total ($)
Christopher S. Henney	$105,000	$50,000	$155,000
Gwen A. Fyfe(4)	48,900	50,000	98,900
Richard L. Jackson(5)	50,000	50,000	100,000
Steven P. James	50,000	50,000	100,000
Mark N. Lampert(6)	—	—	—
Ted W. Love	55,000	50,000	105,000
Daniel K. Spiegelman	75,000	50,000	125,000

(1)	These amounts represent the aggregate grant date fair value of Restricted Share Units, or RSUs, granted in 2016.
(2)	As of December 31, 2016, our non-employee directors held the following outstanding RSUs: Dr. Henney (13,581 RSUs); Ms. Fyfe (9,058 RSUs); Dr. Jackson (13,581 RSUs); Mr. James (18,237 RSUs); Mr. Lampert (no RSUs); Dr. Love (13,581 RSUs); and Mr. Spiegelman (13,581 RSUs).
(3)	Each RSU may be settled for one share of our common stock at the end of the vesting period, which range from one to two years for the RSUs granted.
(4)	Dr. Fyfe joined our board of directors in January 2017. As a result, Dr. Fyfe’s annual cash fee was prorated to reflect Dr. Fyfe’s service during 2016.
(5)	Dr. Jackson resigned from our board of directors in March 2017.
(6)	Mr. Lampert declined any compensation for his service during 2016. Mr. Lampert resigned from our board of directors in January 2017.

Executive Officers

The names, ages and positions of each of our executive officers as of April 20, 2017 are set forth below.

Name	Age[2]	Position
Scott D. Myers	51	Chief Executive Officer and Director
Julia M. Eastland	52	Chief Financial Officer, Chief Business Officer and Secretary
Gary W. Christianson	62	Chief Operating Officer
Scott R. Peterson, Ph.D.	55	Chief Scientific Officer
Luke N. Walker, M.D.	45	Senior Vice President, Clinical Development

Biographical information about SCOTT D. MYERS is found under the heading “PROPOSAL ONE — ELECTION OF CLASS I DIRECTORS— Information Concerning the Nominees for Election as Class I Directors”.

JULIA M. EASTLAND has served as our chief financial officer since August 2010, as our Chief Business Officer since January 2017, and as our Secretary since October 2010. From 2006 to August 2010, Ms. Eastland served as chief financial officer and vice president finance and operations of VLST Corporation. From 2000 to 2005, Ms. Eastland held various finance positions at Dendreon Corporation, a publicly-traded biotechnology company, most recently as the vice president of strategic planning. Prior to Dendreon, Ms. Eastland worked for Amgen, Inc. as area finance manager and assistant controller for its Colorado operations. Ms. Eastland has also worked as director of finance and planning for Encore Media Group, international finance and business manager and senior financial analyst for SCIENCE Magazine and financial manager for the Discovery Channel. Ms. Eastland received an M.B.A. from Edinburgh University Management School and a B.S. in finance from Colorado State University.

GARY W. CHRISTIANSON has served as our Chief Operating Officer since July 2007. From 2005 to 2007, Mr. Christianson was site director for the Biologics Unit of GlaxoSmithKline plc, a global healthcare company. From 1999 to 2003, Mr. Christianson was vice president, technical operations at Corixa Corp., a biopharmaceutical and biotechnology company, and from 2003 to 2005, he was general manager of the Hamilton, Montana site in addition to his duties as vice president. From 1987 to 1999, Mr. Christianson held various positions at RIBI ImmunoChem Research, a biopharmaceuticals company. Mr. Christianson received a B.S. in mechanical engineering technology from Montana State University.

SCOTT R. PETERSON, Ph.D., has served as our Chief Scientific Officer since June 2012. From 2009 until June 2012, Dr. Peterson served as our vice president, research and development, and from 2007 until 2009, Dr. Peterson was director of oncology research at ZymoGenetics. Prior to that, Dr. Peterson was a principal scientist at ICOS Corporation where he led both small molecule and antibody cancer drug discovery programs. Dr. Peterson has a Ph. D. in chemistry from the University of Colorado, Boulder and a B.S. in biology from Washington State University.

LUKE N. WALKER, M.D., has served as our Senior Vice President, Clinical Development, since January 2017 and held positions of Vice President, Clinical Development, Senior Director, Clinical Research, and Director, Clinical Research since joining the company in September 2011. Prior to that, Dr. Walker served as a medical oncologist and hematologist at Providence Regional Medical Center, Everett from 2007 to 2011 and at The Everett Clinic, Center for Cancer Care from 2005 to 2007. Dr. Walker completed fellowships in bone marrow and stem cell transplantation and hematology and medical oncology at Oregon Health Sciences University and received an M.D. from University of Oklahoma Health Sciences Center. He received a B.A. in letters and French from the University of Oklahoma. Dr. Walker became an executive officer of the Company in March 2017.

[2]	Note: Ages are shown as of April 20, 2017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes our executive compensation policies for our named executive officers in 2016, Mr. Myers, Dr. Henney, Dr. Kirkman, Ms. Eastland, Mr. Christianson, Dr. Hausman and Dr. Peterson. Dr. Kirkman served as our President and Chief Executive Officer during 2015 and retired in January 2016. Dr. Henney served as our interim President and Chief Executive Officer from January 2016 to April 2016. In April 2016, Mr. Myers was appointed as our President and Chief Executive Officer. Dr. Hausman resigned as our Chief Medical Officer in April 2016.

Compensation Philosophy and Objectives

The principal objectives of our compensation policies and programs have been to attract and retain senior executive management, to motivate their performance toward clearly defined corporate goals, and to align their long term interests with those of our stockholders. In addition, our compensation committee believes that maintaining and improving the quality and skills of our management and appropriately incentivizing their performance are critical factors affecting our stockholders’ realization of long-term value.

Our compensation programs have reflected, and we expect that they will continue to reflect, the fact that we are a biopharmaceutical company whose principal compounds are in pre-clinical and clinical development and subject to regulatory approval. As a result, our revenues have been and will continue to be limited, and we expect to continue to incur net losses for at least the next several years. In an effort to preserve cash resources, our historical compensation programs have focused on long-term equity incentives relative to cash compensation. This approach seeks to place a substantial portion of executive compensation at risk by rewarding our executive officers, in a manner comparable to our stockholders, for achieving our business and financial objectives.

In addition to long-term equity incentives, we have also implemented a performance-based cash bonus program for our executive officers. Payments under this performance-based cash bonus program are based on achievement of pre-established corporate performance goals. All of the performance goals of our executive officers are tied to corporate objectives to reflect the fact that our executive officers make key strategic decisions influencing our company as a whole.

We design and implement compensation programs that combine both cash incentive elements based on annual performance objectives and long-term equity elements. Our compensation committee has not, however, adopted any formal or informal policies or guidelines for allocating compensation between cash and equity compensation or among different forms of non-cash compensation. The compensation committee’s philosophy is that a substantial portion of an executive officer’s compensation should be performance-based. In that regard, we expect to continue to use options or other equity incentives as a significant component of compensation because we believe that they align individual compensation with the creation of stockholder value, and we expect any payments under cash incentive plans to be tied to annual performance targets.

Previous Stockholder Advisory Votes on Named Executive Officer Compensation

We believe our executive compensation programs are effectively designed and work well in aligning the interests of our executive officers and stockholders and are instrumental to achieving our company objectives. In determining executive compensation for 2016, our compensation committee considered the stockholder support that the “say-on-pay” proposals received at our 2011 and 2014 annual meetings of stockholders, each of which was approved by our stockholders. As a result, the compensation committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider stockholder concerns and feedback in the future. With respect to the frequency of future “say-on-pay” advisory votes, our board of directors is recommending that we hold such advisory “say-on-pay” votes on the compensation of our executive officers every year, as described in Proposal Four.

Role of Our Compensation Committee

As of the date of this proxy statement, our compensation committee is comprised of three non-employee members of our board of directors, Dr. Henney, Mr. James and Dr. Love, each of whom is an independent director under the applicable rules and regulations of The NASDAQ Stock Market and a “non-employee director” for purposes of Exchange Act Rule 16b-3.

Our compensation committee approves and oversees our executive compensation and benefit policies. Our compensation committee acts as the administrator of our equity incentive plan and approves all grants to our executive officers. Our compensation committee operates pursuant to a written charter under which our board of directors has delegated specific authority with respect to compensation determinations. Among the responsibilities of our compensation committee are the following:

•	evaluating our compensation practices and assisting in developing and implementing our executive compensation program and philosophy;

•	establishing a practice, in accordance with the applicable rules and regulations of The NASDAQ Stock Market, of determining the compensation earned, paid, or awarded to our chief executive officer independent of input from him; and

•	establishing a policy, in accordance with the applicable rules and regulations of The NASDAQ Stock Market, of reviewing on an annual basis the performance of our other executive officers with assistance from our chief executive officer and determining what we believe to be appropriate compensation levels for such officers.

The compensation committee’s charter allows the committee to form subcommittees for any purpose that the committee deems appropriate and may delegate to such subcommittees such power and authority as the committee deems appropriate. For example, the compensation committee has delegated certain powers and authority to the new employee and promotion option committee to grant equity awards to employees who are not executive officers or non-employee directors.

Role of our Chief Executive Officer

During 2016, our chief executive officer actively supported the compensation committee’s work by providing information relating to our financial plans, performance assessments of our executive officers, and other personnel related data. In particular, our chief executive officer, as the person to whom our other executive officers reported, was responsible for evaluating individual officers’ contributions to corporate objectives. Our chief executive officer made recommendations to the compensation committee with respect to merit salary increases, cash bonuses, and stock option grants or other equity incentives for our other executive officers. Our compensation committee met to evaluate, discuss, modify or approve these recommendations. Without the participation of the chief executive officer, the compensation committee as part of the annual review process conducted a similar evaluation of the chief executive officer’s contribution and performance and made determinations with respect to merit salary increases, bonus payments, stock option grants, or other forms of compensation for our chief executive officer.

Role of Compensation Consultant

Our compensation committee has the authority under its charter to engage the services of outside advisors, experts, and others for assistance. During 2016, the compensation committee engaged the services of Compensia, Inc. (Compensia), a national compensation consulting firm, to advise the compensation committee and our corporate governance and nominating committee regarding the amount and types of compensation that we provide to our executive officers and board members and how our compensation practices compare to the compensation practices of other companies. Specifically, in 2016, Compensia was engaged to (i) develop a peer group for assessing executive and board compensation market practices, (ii) assess our executive officer and director compensation practices, including our cash and short-term incentive and equity usage practices, relative to comparable companies and (iii) advise on 2016 compensation strategies and structure. The compensation committee considered Compensia’s analysis when determining 2016 base salaries, target incentive bonuses and equity-based incentive compensation. Compensia reports directly to our compensation committee and does not provide any services to us other than the services provided to our compensation committee and to our corporate governance and nominating committee (in connection with recommendations regarding non-employee director compensation). Our compensation committee has evaluated Compensia’s engagement, and based on the factors for assessing independence and identifying potential conflicts of interest that are set forth in the applicable NASDAQ and SEC rules has determined that its relationship with Compensia and the work of Compensia on behalf of the committee did not raise any conflict of interest.

Competitive Market Review for 2016

The market for experienced management is highly competitive in the life sciences and biopharmaceutical industries. We seek to attract and retain the most highly qualified executives to manage each of our business functions, and we face substantial competition in recruiting and retaining management from companies ranging from large and established pharmaceutical companies to entrepreneurial early stage companies. We expect competition for appropriate technical, commercial and management skills to remain strong for the foreseeable future.

In making our executive compensation determinations for 2016, the compensation committee benchmarked our compensation levels using data derived from a group of peer companies. In developing our compensation peer group, our compensation committee identified publicly-traded clinical-stage biotechnology companies with shares listed on NASDAQ that were comparable to us based on the stage of clinical development, revenue, cash reserves, market capitalization and number of employees. Based on this analysis and the recommendations of Compensia, our compensation committee selected the following companies to comprise our peer group:

Advaxis	Immune Design

Arrowhead Pharmaceuticals	Lion Biotechnologies

Bellicum Pharmaceuticals	Mirati Therapeutics

Dicerna Pharmaceuticals	OncoMed Pharmaceuticals

Endocyte	Regulus Therapeutics

Five Prime Therapeutics	Sangamo Therapeutics

Geron	Stemline Therapeutics

GTx	Verastem

Idera Pharmaceuticals

In addition to the compensation practices of the peer group described above, the compensation committee also considered data from the Radford Global Life Sciences Salary Survey. This survey included life sciences companies based predominantly in biotechnology markets in the U.S. with which we compete for executive talent.

In evaluating the peer group data, our compensation committee compared our compensation practices with those of our peer group. This information was used to determine appropriate levels of compensation based on market benchmarks for similarly situated officers. In 2016, our compensation committee benchmarked base salary, incentive bonuses and the existing long-term incentive value of our equity-based incentive compensation using an analysis prepared by Compensia of the base salaries, incentive bonuses and the long-term incentive value of equity awards held by executive officers in comparable positions in our peer group. In awarding base salary, incentive bonuses and equity-based incentive compensation, our compensation committee targeted the 50th percentile of the peer group, which it believes provides the means to allow a company of our size to attract, compete for and retain the executive talent necessary for us to our achieve our goals and also conserve our cash and equity as much as possible.

Principal Elements of Executive Compensation

Our executive compensation program consists of five components:

•	base salary;

•	annual performance-based cash bonuses;

•	equity-based incentives;

•	benefits; and

•	severance/termination protection.

We believe that each of these components, combining both short-term and long-term incentives, offers a useful element in achieving our compensation objectives and that collectively these components have been effective in achieving our corporate goals.

Annual Review Process

Our compensation committee reviews data and makes executive compensation decisions on an annual basis, typically during the last quarter of the year and the first quarter of the new year. From time to time, the compensation committee may make mid-year changes to executive compensation based on new developments in our business or industry.

In connection with our annual goal setting process, executive officers are responsible for establishing and submitting for review to our chief executive officer (and in the case of our chief executive officer, directly to the compensation committee) their departmental goals and financial objectives. Our chief executive officer then compiles the information submitted and provides it, along with information relating to his own personal goals and objectives, to our compensation committee and board for review in the form of draft corporate objectives. Then, our compensation committee, including our chief executive officer with respect to all officers other than himself, reviews, considers, and may amend the draft objectives prior to the compensation committee’s final approval of the objectives.

Weighting of Compensation Elements

For 2016, our compensation committee’s determination of the appropriate use and weight of each element of executive compensation was subjective, based on its view of the relative importance of each element in meeting our overall objectives and factors relevant to the individual executive. Like many biopharmaceutical companies with pre-clinical and clinical-stage product candidates, we seek to place a significant amount of each executive’s total potential compensation “at risk” based on performance.

Base Salary

For 2016, our compensation committee, in its discretion, made changes in annual base salary for executive officers. Base salary for our executive officers reflected the scope of their respective responsibilities, their relative seniority and experience, and competitive market factors, including our compensation committee’s review of market compensation for executive officers of our peer group. Our compensation committee sought to set base salary at approximately the 50th percentile of base salaries reported for comparable positions within our peer group. Salary adjustments for 2016 were based on a comparison of 2015 base salary to the 50th percentile of base salaries reported for comparable positions within our peer group, individual performance and changes in job duties. The compensation committee determined based on these factors that it was appropriate to increase the 2016 base salaries for each of Dr. Kirkman, Ms. Eastland, Mr. Christianson, Dr. Hausman and Dr. Peterson by approximately 21%, 13%, 4%, 7% and 14%, respectively, from their 2015 levels. Given that this was the first year the compensation committee engaged Compensia to help it analyze and determine base salaries and that it was the first year the compensation committee considered the comparable base salaries of the peer group companies described above, the base salaries of Dr. Kirkman, Ms. Eastland, Dr. Hausman and Dr. Peterson increased more than in prior years in an effort to align their base salaries closer to the 50th percentile of our peer group, which the compensation committee believed was appropriate based on the contributions of each person to the company’s operations and development.

Effective January 1, 2016, Dr. Kirkman’s base salary was increased to $540,000, Ms. Eastland’s base salary was increased to $340,000, Mr. Christianson’s base salary was increased to $330,475, Dr. Hausman’s base salary was increased to $390,000 and Dr. Peterson’s base salary was increased to $360,000.

Upon Mr. Myers’ appointment as our Chief Executive Officer in April 2016, the compensation committee set Mr. Myers’ annual base salary at $600,000, which was slightly higher than the 50th percentile of the base salaries of chief executive officers in our peer group. The compensation committee believed this was appropriate based on negotiations between Mr. Myers and the company and recent events occurring at the company.

Dr. Henney did not receive a base salary for his services as interim President and Chief Executive Officer.

Variable Cash Compensation — Incentive Bonuses

We pay performance-based bonuses to our executive officers pursuant to our performance review policy, which we believe enhances each executive’s incentive to contribute to corporate objectives and aligns their interests with those of our stockholders. Under the performance review policy, our executive officers are eligible to receive bonuses based on achievement of one or more pre-established corporate performance goals. As further described below, each goal is assigned a percentage based on the importance to us that the goal be achieved. Generally, achievement of a particular goal will result in the payment of the expected level of incentive compensation associated with such goal. Partial achievement can result in the payment of reduced or no incentive compensation and superior achievement of any performance goal may result in the payment in excess of the target level of incentive compensation; however, there is not a fixed formula for determining the amount of incentive compensation for partial or above target achievement. Rather, the compensation committee retains discretion to increase or decrease variable cash incentive compensation to our executive officers as it determines appropriate, based on actual individual performance.

Typically, the target maximum incentive compensation that an executive officer is eligible to receive is based on a percentage of such executive officer’s annual base salary. For example, if (i) an executive’s base salary is $100,000, (ii) he or she is eligible to receive a bonus up to 50% of his base salary, or $50,000, (iii) the compensation committee has established four performance goals, each weighted at 25% and (iv) the compensation committee determines that the executive has achieved two of the four performance goals, then, the executive would be eligible to receive, subject to the discretion of the compensation committee, a bonus of $25,000.

Performance goals may be both qualitative and quantitative and are designed to be specific, measurable and completed within a fixed period of time. Our compensation committee is responsible for setting performance goals, assessing whether such goals have been achieved and determining the amount of bonuses (if any) to be paid with respect to our executive officers. Typically, performance goals for the current year are established at or shortly after the end of the prior year. If a bonus has been earned, we typically pay bonuses to our executive officers shortly after the first scheduled meeting of the compensation committee each year. An individual must remain actively employed by the company through the actual date of payment to receive a bonus.

The 2016 performance goals approved by the compensation committee are set forth in the table below. With input from the board, the compensation committee selected these particular corporate objectives based on its judgment that they represented areas in which the executive officers have significant operational control and on which the board and compensation committee believed the executive officers should focus to move our strategic plan forward and enhance stockholder value. While in past years the performance goals were customized for each executive officer, in 2016, the compensation committee determined that the performance goals should apply equally to each executive officer in order to encourage management to act collaboratively as a team (with discretion to adjust for individual factors in performance that were not reflected in the 2016 performance goals), which it believed would result in the furtherance of our strategic plans.

Leadership – Advance HER2CLIMB (1)	Leadership – Financing (2)	Business Development (3)	Pre-Clinical (4)
70%	10%	5%	15%

(1)	Advance HER2CLIMB into a clinical trial intended to support conditional approval. Includes goals related to clinical development and regulatory, clinical operations, manufacturing, clinical development and clinical operations and human resources.
(2)	Raise sufficient capital to fund the HER2CLIMB clinical trial.
(3)	Complete tucatinib sublicense in non-core, international market(s).
(4)	Complete studies to support transition to IND-enabling studies of the Chk1 program. Complete manufacturing goals related to Ck1 program.

Mr. Myers, Ms. Eastland, Mr. Christianson and Dr. Peterson were eligible to receive incentive bonuses of up to 50%, 35%, 35% and 35%, respectively, of their base salary. These target bonuses were unchanged from 2015, primarily because they reflected approximately the 50th percentile of the comparable peer group data.

In January 2017, the compensation committee reviewed the company’s goals collectively, noting that the company had accomplished substantial completion of certain goals and exceeded other performance goals. As a result, the compensation committee awarded 100% of the 2016 performance goals. The target and actual bonus amounts for 2016 for our named executive officers are set forth below.

Named Executive Officer	Base Salary ($)	2016 Annual Target as Percentage of Base Salary	Target Bonus ($)	Target Goals Achieved	2016 Incentive Bonus Actually Paid ($)
Scott Myers	$600,000	50%	$300,000	100%	$222,951	(1)
Julia Eastland	340,000	35%	119,000	100%	119,000
Gary Christianson	330,475	35%	115,666	90%	104,100
Scott Peterson	360,000	35%	126,000	100%	126,000

(1)	Mr. Myers’ bonus was prorated from the commencement of his employment on April 4, 2016.

Dr. Kirkman and Dr. Hausman were not eligible for 2016 incentive bonuses because they were not employed at the company at year end. Dr. Henney was also not eligible for a 2016 incentive bonus because of the short-term nature of his services as interim President and Chief Executive Officer.

Equity-based Incentives

We grant equity-based incentives to our employees, including our named executive officers, in order to create a corporate culture that aligns employee interests with stockholder interests. We have not adopted any specific stock ownership guidelines, and our equity incentive plans have provided the principal method for our named executive officers to acquire an equity position in our company.

All equity incentive programs are administered by our compensation committee (other than grants of restricted share units to non-employee directors, which are recommended by the corporate governance and nominating committee and grants of stock options to certain newly hired and promoted employees, which are granted by the new employee and promotion option committee). In 2016, our equity incentive grants to our executive officers consisted entirely of stock options. We used stock options as our principal long-term incentive vehicle because stock options effectively align the interests of our executive officers with those of our stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for our stockholders. In addition, stock options help to provide a balance to the overall executive compensation program as base salary and our bonus program focus on nearer-term achievements, while the grant and vesting of stock options is intended to focus our executive officers’ efforts toward increasing stockholder value over the longer term.

The practice of our compensation committee has been to consider the annual grant of options to our executive officers in connection with its annual compensation review process. In making its determination of the size of annual option grants for our executive officers, the compensation committee considers the individual performance of the executive officer in the prior year, the industry experience and background of the executive officer, and the value of the executive officer’s outstanding equity awards in the then-current competitive environment, including the value of such outstanding equity awards as a retention tool, and a market assessment of the equity awards granted to executive officers in similar roles, as compiled by Compensia. Adjustments may be made as the compensation committee deems reasonable to attract and retain executive officers in the competitive environment for highly qualified employees in which we operate.

In determining the 2016 annual option grants to our executive officers, the compensation committee considered the roles and performance of each executive officer in the context of the company’s goals and priorities, the long-term retention value of the overall outstanding option grants held by each of the executive officers, and an analysis prepared by Compensia of the long-term incentive value of equity awards held by executive officers in comparable positions in the company’s peer group. The compensation committee also considered the fact that many of the existing options held by the executive officers had an exercise price well above the current stock price, as well as the need for the option grants to provide a retention incentive, especially in light of recent developments at the company that may have created uncertainty among our executive officers. To achieve a long-term incentive value for each of our named executive officers that was consistent with approximately the 50th percentile of our compensation peer group, and to maintain the retention value of each executive officer’s overall equity holdings, the compensation committee granted stock options to our named executive officers as set forth in the table below.

Named Executive Officer	Options
Scott Myers	474,810
Julia Eastland	50,000
Gary Christianson	41,667
Scott Peterson	54,167

These options vest as follows: 25% of the shares underlying the option will vest and become exercisable on the first anniversary of the grant date and thereafter 1/48th of the shares underlying the option will vest and become exercisable on each monthly anniversary of the grant date, subject to the executive officer’s continued service, such that the option will be fully exercisable on the fourth anniversary of the grant date. The exercise price of the options was the closing sales price of our common stock on the date of grant. The exercise prices for Mr. Myers’ option on April 4, 2016 was $7.08 per share. The exercise price of the options to Ms. Eastland, Mr. Christianson and Dr. Peterson on May 17, 2016 was $6.90 per share.

Additionally, in recognition of Dr. Henney’s services as interim President and Chief Executive Officer, in March 2016, our compensation committee granted him options to purchase 25,000 shares of common stock, which it believed was appropriate given the duration of his services and the responsibilities he had during that time. Dr. Henney’s option has an exercise price of $6.36 per share and vested in full on March 28, 2016.

Dr. Kirkman and Dr. Hausman did not receive any equity-based incentive awards in 2016 because they were no longer employed with us at the time our compensation committee made its equity award decisions. Vesting of certain equity-based incentive awards previously granted to Dr. Kirkman were accelerated in connection with his retirement from the company, as described under “—Termination and Change of Control Agreements” included elsewhere in this proxy statement.

Our practice has been to provide equity incentives principally in the form of stock option grants that vest over time. The stock option vesting period encourages executive retention over the term of the option.

In 2017, our compensation committee began granting a combination of restricted stock units and options to executive officers in an effort to maintain the overall retention value of equity awards.

Benefits

We provide the following benefits to our named executive officers, generally on the same basis as provided to all of our employees:

•	health, dental insurance and vision (for the employee and eligible dependents);

•	flexible spending accounts for medical and dependent care;

•	life insurance;

•	employee assistance plan (for the employee and eligible dependents);

•	short- and long-term disability, accidental death and dismemberment; and

•	a Section 401(k) plan with an employer match into the plan.

Severance/Termination Protection

We are a party to agreements with our executive officers that provide for benefits payable in connection with termination in related to a change of control, the termination by the company without cause, or termination by the executive officer with good reason. Our compensation committee considers such benefits in order to be competitive in the hiring and retention of employees, including executive officers. When establishing the termination and change of control provisions in our agreements with our executive officers, our compensation committee considered industry practice and an analysis of current market trends. These benefits are intended to incentivize and retain our executive officers during the pendency of a proposed change in control transaction and align the interests of our executive officers with our stockholders in the event of a change in control of the company. We believe that any departures by our executive officers could jeopardize our clinical development plans or the consummation of a transaction or our interests if a transaction does not close and we remain independent.

In January 2016, we adopted a Retention Payment Plan (as described below under Termination and Change of Control Agreements — Retention Payment Plan) that was intended to incentivize and retain our executive officers while we conducted the search for our new chief executive officer and while we integrated him into our operations. Without these benefits, we believed that these executive officers may have chosen to leave the company prior to the integration of our new chief executive officer.

All arrangements with the named executive officers and the potential payments that each of the named executive officers would have received if a change in control of the company or termination of employment had occurred on December 31, 2016 are described in “— Termination and Change of Control Agreements” and “—Potential Payments Upon Termination or Change in Control” included elsewhere in this proxy statement.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code (Section 162(m)) limits the amount that we may deduct for compensation paid to our chief executive officer and the next three most highly compensated executive officers (other than the principal financial officer) to $1 million per person per year, unless such compensation satisfies the conditions of an exemption from Section 162(m). If we pay compensation that is “performance-based,” under Section 162(m) we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1 million per person in a single year, subject to certain conditions. Cash compensation in excess of $1 million in addition to any spread at the time of exercise of stock options we have granted through 2016 do not meet the general requirements for exemption from the deduction limit.

However, our compensation committee cannot determine with certainty how the deduction limit may impact our executive compensation program in future years. While our compensation committee has not adopted a formal policy regarding tax deductibility of the compensation paid to our executive officers, it intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions. Nevertheless, our compensation committee may, in its judgment, approve compensation for our executive officers that does not comply with an exemption from the deduction limit when it believes that such compensation is in the best interests of the company and our stockholders.

Securities Trading Policies

Our Insider Trading Policy provides that, except for trades pursuant to approved Exchange Act Rule 10b5-1 plans, directors, officers and employees may not trade in our securities while possessing material nonpublic information concerning us or trade in our securities outside of the applicable trading “windows.” Our Insider Trading Policy further provides that directors and executive officers may not purchase or sell puts or calls that underlie a purchase or sale of our common stock, engage in short sales or any other hedging transactions with respect to our common stock, or buy our common stock on margin or pledge shares of our common stock. Except for trades pursuant to approved Exchange Act Rule 10b5-1 plans, our policy restricts trading in our securities by directors, officers and employees to open window periods following the widespread public release of our quarterly and annual financial results.

Compensation Committee Interlocks and Insider Participation

During 2016, Richard Jackson, Christopher Henney and Ted Love served on our compensation committee. During 2016, no member of our compensation committee was an officer or employee or formerly an officer of our company, and no member had any relationship that would require disclosure under Item 404 of Regulation S-K of the Exchange Act. None of our executive officers has served on the board of directors or the compensation committee (or other board committee performing equivalent functions) of any other entity, one of whose executive officers served on our board of directors or on our compensation committee.

Risk Analysis of Compensation Plans

The mix and design of the elements of our compensation programs do not encourage management to assume excessive risks. Any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company.

Our compensation committee extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	significant weighting towards long-term incentive compensation discourages short-term risk taking; and

•	several categories of goals generally apply, so that if any particular goal is not achieved, then a disproportionate amount of total compensation is not forfeited.

Compensation Committee Report

The information contained in this report will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

In reliance on the reviews and discussions referred to above and the review and discussion of the section captioned “Compensation Discussion and Analysis” with our management, the compensation committee has recommended to the board of directors that the section captioned “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K.

COMPENSATION COMMITTEE

Dr. Ted W. Love, Chairman
Steven P. James
Dr. Christopher S. Henney

Summary Compensation Table — 2016, 2015, and 2014

The following table sets forth the compensation earned by or awarded to, as applicable, our principal executive officer, principal financial officer and other executive officers during each of 2016, 2015 and 2014. We refer to these officers in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Scott Myers(5) President, Chief Executive Officer and Director	2016	$448,076	$2,226,859	$—	$222,951	$73,542	(6)	$2,971,428

Christopher Henney(7) Chairman of the Board and Former Interim President, Chief Executive Officer	2016	105,000	104,750	50,000	—	—		259,750

Robert Kirkman(8) Former President,	2016	14,999	—	—	—	1,621,000	(9)	1,635,999
Chief Executive	2015	448,050	1,687,500	—	116,493	8,442		2,260,485
Officer and Director	2014	435,000	360,000	—	217,500	12,455		1,024,955

Julia Eastland Chief Financial Officer, Chief Business Officer and Secretary	2016	340,000	229,000	—	119,000	8,442		696,442
	2015	300,000	562,500	—	68,250	8,442		939,192
	2014	276,000	120,000	—	82,800	8,292		487,092

Gary Christianson Chief Operating Officer	2016	330,475	190,835	—	104,100	8,442		633,851
	2015	319,300	562,500	—	68,171	8,442		958,413
	2014	310,000	120,000	—	108,500	9,017		547,517

Diana Hausman(10) Former Chief Medical Officer	2016	124,864	—	—	—	6,139		131,003
	2015	366,165	562,500	—	79,778	8,442		1,016,885
	2014	355,500	180,000	—	124,425	10,268		670,193

Scott Peterson Chief Scientific Officer	2016	360,000	248,085	—	126,000	8,442		742,527
	2015	315,000	562,500	—	75,521	8,442		961,463
	2014	270,500	180,000	—	81,150	8,292		539,942

(1)	These amounts represent the aggregate grant date fair value of option awards for fiscal years 2016, 2015 and 2014. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2016, 2015 and 2014. The value as of the grant date for stock options is recognized over the number of days of service required for the grant to become vested. For a more detailed description of the assumptions used for purposes of determining grant date fair value, see Note 7 — “Share-Based Compensation” of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(2)	The amount in this column represents the aggregate grant date fair value of restricted share units granted to Dr. Henney in 2016 for his services as the Chairman of our board of directors.
(3)	The amounts in this column represent total performance-based cash bonuses earned for services rendered during the year by our named executive officers, which performance-based cash bonuses were awarded based on the achievement of corporate goals and objectives determined each year by our compensation committee. See “— Compensation Discussion and Analysis — Variable Cash Compensation — Incentive Bonuses” included elsewhere in this proxy statement for additional information regarding our variable cash compensation policies for executive officers.

(4)	The amounts in this column consist of contributions made by us pursuant to our 401(k) plan and life insurance premiums, as well as other amounts described by footnote.
(5)	Mr. Myers began serving as our Chief Financial Officer in April 2016.
(6)	Includes relocation costs of $65,264.
(7)	Dr. Henney served as our interim President and Chief Executive Officer from January 2016 to April 2016. The compensation in the “Option Awards” column reflects the stock option granted to him for his services as interim President and Chief Executive Officer. Compensation paid to him for his services as the Chairman of our board of directors is reflected in the “Salary” and “Stock Awards” columns above, and in “Fiscal Year 2016 Director Compensation” included elsewhere in this proxy statement.
(8)	Dr. Kirkman retired in January 2016.
(9)	Includes severance payment of $1,620,000. See “— Termination and Change of Control Agreements—Dr. Robert Kirkman” included elsewhere in this proxy statement.
(10)	Dr. Hausman resigned as our Chief Medical Officer in April 2016.

Grants of 2016 Plan-Based Awards

The following table sets forth each grant of an award made to a named executive officer during 2016 and possible payouts of non-equity incentive awards under any of our incentive plans or equity plans.

Name	Grant Date(1)	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards($)(1)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Scott Myers	April 4, 2016	$300,000	(4)	474,810	$7.08	$2,226,859

Christopher Henney	March 16, 2016	—		25,000	6.36	104,750

Robert Kirkman	—	—		—	—	—

Julia Eastland	May 17, 2016	119,000	(5)	50,000	6.90	229,000

Gary Christianson	May 17, 2016	115,666	(6)	41,667	6.90	190,835

Diana Hausman	—	—		—	—	—

Scott Peterson	May 17, 2016	126,000	(7)	54,167	6.90	248,085

(1)	Amounts represent the “Target” amount of each award. There was no set “Threshold” or “Maximum” performance bonus amounts established with respect to our 2016 non-equity incentive plan awards. In January 2017, our compensation committee awarded non-equity incentive plan awards based on achievement of our 2016 performance goals. The actual amounts paid to each of the executive officers for 2016 are set forth in the individual footnotes below. For more information regarding the 2016 non-equity incentive plan awards, see “— Compensation Discussion and Analysis — Variable Cash Compensation — Incentive Bonuses” included elsewhere in this proxy statement.
(2)	Except as otherwise noted below and consistent with the provisions of our share option plan in effect at the date of grant, all options reflected in the table had an exercise price equal to the closing sales price of our common stock as reported by The NASDAQ Global Market on the grant date. All options were granted under our share option plan.
(3)	These amounts represent the grant date fair value of option awards granted in 2016. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal year 2016. The value as of the grant date for stock options is recognized over the number of days of service required for the grant to become vested. For a more detailed description of the assumptions used for purposes of determining grant date fair value, see “Note 7 — Share-based Compensation” of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
(4)	On January 10, 2017, the compensation committee awarded Mr. Myers a performance bonus of $222,951 based upon achievement of our 2016 performance goals.

(5)	On January 10, 2017, the compensation committee awarded Ms. Eastland a performance bonus of $119,000 based upon achievement of our 2016 performance goals.
(6)	On January 10, 2017, the compensation committee awarded Dr. Christianson a performance bonus of $104,100 based upon achievement of our 2016 performance goals.
(7)	On January 10, 2017, the compensation committee awarded Dr. Peterson a performance bonus of $126,000 based upon achievement of our 2016 performance goals.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table sets forth the equity awards outstanding at December 31, 2016 for each of the named executive officers. Except as set forth in the footnotes to the following table, each stock option is fully vested.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price(1)	Option Expiration Date
Scott Myers	—	474,810	(2)	$7.08	April 4, 2026
Christopher Henney(3)	—	25,000		$6.36	March 16, 2024
Robert Kirkman	16,667	—		$6.60	March 11, 2017
	33,334	—		$28.26	December 3, 2017
	16,667	—		$19.92	December 1, 2018
	16,667	—		$41.52	December 1, 2019
	16,667	—		$28.44	December 12, 2020
	100,000	—		$10.44	December 12, 2021
	50,000	—		$10.56	December 16, 2022
	125,000	—		$21.06	September 24, 2023
Julia Eastland	6,667	—		$19.86	November 10, 2018
	8,334	—		$19.92	December 1, 2018
	8,334	—		$41.52	December 1, 2019
	8,334	—		$28.44	December 12, 2020
	18,754	6,246	(4)	$10.44	December 12, 2021
	8,339	8,328	(5)	$10.56	December 16, 2022
	13,022	28,645	(6)	$21.06	September 24, 2023
	—	50,000	(7)	$6.90	May 17, 2024
Gary Christianson	5,000	—		$6.60	March 11, 2017
	16,667	—		$28.26	December 3, 2017
	8,334	—		$19.92	December 1, 2018
	8,334	—		$41.52	December 1, 2019
	8,334	—		$28.44	December 12, 2020
	18,754	6,246	(4)	$10.44	December 12, 2021
	8,339	8,328	(5)	$10.56	December 16, 2022
	13,022	28,645	(6)	$21.06	September 24, 2023
	—	41,667	(7)	$6.90	May 17, 2024
Diana Hausman	—	—		$—	—
Scott Peterson	4,167	—		$39.36	August 1, 2017
	8,334	—		$28.26	December 3, 2017
	8,334	—		$19.92	December 1, 2018
	8,334	—		$41.52	December 1, 2019
	8,334	—		$28.44	December 12, 2020
	18,754	6,246	(4)	$10.44	December 12, 2021
	12,502	12,498	(5)	$10.56	December 16, 2022
	13,022	28,645	(6)	$21.06	September 24, 2023
	—	54,167	(7)	$6.90	May 17, 2024

(1)	In April 2008, the board of directors approved an amendment to our historical share option plan, which provided that the exercise price of any future grants would equal the closing price of our common stock traded on The NASDAQ Global Market on the date of grant. Our 2016 Equity Incentive Plan provides that the exercise price of any grant would equal or exceed the closing price, on the date of grant, of our common stock on the principal national exchange on which the stock is listed or traded.

(2)	This stock option fully vests on April 4, 2020, and 1/4 vests on the first anniversary of grant, with the balance vesting in monthly increments for 36 months following the first anniversary of grant. This stock option was an inducement grant, and therefore not granted under our share option plan.
(3)	These options were granted to Dr. Henney in connection with his services as member of our board of directors. Dr. Henney also held 13,581 unvested RSUs as of December 31, 2016 that had a market value of $58,534 (based on the closing price of our common stock on December 31, 2016).
(4)	This stock option fully vests on December 12, 2017, and 1/4 vests on the first anniversary of grant, with the balance vesting in monthly increments for 36 months following the first anniversary of grant.
(5)	This stock option fully vests on December 16, 2018, and 1/4 vests on the first anniversary of grant, with the balance vesting in monthly increments for 36 months following the first anniversary of grant.
(6)	This stock option fully vests on September 24, 2019, and 1/4 vests on the first anniversary of grant, with the balance vesting in monthly increments for 36 months following the first anniversary of grant.
(7)	This stock option fully vests on May 17, 2020, and 1/4 vests on the first anniversary of grant, with the balance vesting in monthly increments for 36 months following the first anniversary of grant.

Option Exercises and Stock Vested

None of our named executive officers exercised any stock options during 2016. During 2016, Dr. Henney had 2,723 RSUs vest, upon which he recognized $20,097 (based on the closing price of our common stock on June 6, 2016).

Employee Benefit Plans

Our equity incentive plan, which became effective on June 23, 2016, governs the terms of the options granted on and after June 23, 2016. The equity incentive plan provides that, in the event of a change of control merger, sale of all or substantially all of our assets or another change of control transaction, unless otherwise determined by the compensation committee, all outstanding awards will be subject to the agreement governing such merger, asset sale or other change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, or the payment of the excess of the fair market value of the shares subject to the award over the exercise price or purchase price of such shares. In the event the successor corporation refuses to either assume, convert, replace or substitute awards, then unless otherwise determined by the compensation committee, all outstanding awards granted under the equity incentive plan shall accelerate in full as of the time of consummation of such change in control transaction. In addition, in the event of a merger, sale of all or substantially all of our assets or another change of control transaction, the vesting of all awards granted to our non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full as of the time of consummation of such change in control transaction.

Our share option plan, which we ceased granting options under on June 23, 2016, governs the terms of the options granted prior to June 23, 2016. The share option plan provides for the acceleration of vesting of awards in connection with or following a change in control of the company. A “change in control” under the share option plan shall be deemed to have occurred if (i) our board of directors passes a resolution to the effect that, for purposes of the share option plan, a change in control has occurred or (ii) any person or any group of two or more persons acting jointly or in concert becomes the beneficial owner, directly or indirectly, or acquires the right to control or direct, 25% or more of our outstanding voting securities or any successor entity in any manner, including without limitation as a result of a takeover bid or an amalgamation with any other corporation or any other business combination or reorganization. Also under our share option plan, stock options held by employees at the level of Vice President or above who are terminated by us without cause (as defined in the share option plan) will remain outstanding and continue to vest and be exercisable for two years following the termination date. In addition, under our share option plan, stock options held by employees who retire (as defined in the share option plan) will remain outstanding and continue to vest and be exercisable for the term of the stock option.

Termination and Change of Control Agreements

Scott Myers

We are a party to an offer letter dated March 23, 2016 with Scott Myers, our president and chief executive officer.

Pursuant to the terms of the offer letter, Mr. Myers will receive the following benefits if we undergo a change of control transaction (as defined in the offer letter) and Mr. Myers is terminated without cause or constructively terminated (as defined in the offer letter), in addition to the stock option vesting acceleration described above:

•	lump sum payment of 18 months base salary, less required withholding;

•	lump sum payment of one year’s equivalent of performance review bonus at target, less required withholding;

•	100% of the COBRA premium that would otherwise be due under our group health plan for 18 months following termination of employment; and

•	acceleration as to 100% of the then-unvested portion of his initial inducement grant.

Additionally, if Mr. Myers is terminated without cause or constructively terminated (outside of a change of control), he will receive the following benefits:

•	lump sum payment of 12 months base salary, less required withholding;

•	lump sum payment of 50% of one year’s equivalent of performance review bonus at target, less required withholding;

•	100% of the COBRA premium that would otherwise be due under our group health plan for 12 months following termination of employment; and

•	acceleration as to 50% of the then-unvested portion of his initial inducement grant.

Christopher Henney

We are not a party to any offer letter or employment agreement with Dr. Henney.

Dr. Robert Kirkman

As of December 31, 2016, we were a party to an offer letter with Dr. Kirkman, our president and chief executive officer, dated August 29, 2006 as amended in December 2008 and December 2009. Pursuant to the terms of the offer letter as amended, Dr. Kirkman was entitled to receive the following benefits if we underwent a change of control transaction (as defined in the share option plan), in addition to the stock option vesting acceleration described above:

•	lump sum payment of two years’ base salary, less required withholding; and

•	lump sum payment of two years’ equivalent of performance review bonus at target, less required withholding.

Additionally, if Dr. Kirkman was terminated for reasons other than cause (as defined in the December 2009 amendment), he was entitled to receive the following benefits, in addition to the continued stock option vesting and exercisability described above:

•	lump sum payment of one year’s base salary, less required withholding; and

•	lump sum payment of one year’s equivalent of performance review bonus at target, less required withholding.

In January 2016, Dr. Kirkman retired from his role as president and chief executive officer. In connection with his retirement, we and Dr. Kirkman entered into a Retirement and Separation Agreement, and pursuant to such agreement, Dr. Kirkman received the following severance benefits:

•	accrued compensation, including (i) earned salary, (ii) any earned bonus that would have been paid to Dr. Kirkman with respect to fiscal year 2015, (iii) any accrued, but unused vacation and (iv) reimbursement of outstanding expenses;

•	a cash payment equal to $1,620,000, payable in one lump sum;

•	full acceleration of all shares of our common stock underlying any then-outstanding unvested stock options held by Dr. Kirkman; and

•	100% of the COBRA premium that would otherwise be due under our group health plan through December 31, 2016.

Julia Eastland, Gary Christianson and Dr. Scott Peterson

We are a party to an executive employment agreement dated May 17, 2016 with each of Julia Eastland, our chief financial officer, chief business officer and secretary, Gary Christianson, our chief operating officer, and Dr. Scott Peterson, our chief scientific officer.

Pursuant to the terms of the employment agreements, each of Ms. Eastland, Mr. Christianson and Dr. Peterson will receive the following benefits if we undergo a change in control (as defined in the employment agreements) and the executive officer is terminated without cause or for good reason (as defined in the employment agreements) within 12 months of such change in control, in addition to the stock option vesting acceleration described above:

•	lump sum payment of 18 months’ base salary;

•	lump sum payment of one year’s equivalent of his or her performance review bonus at target; and

•	continued medical benefits for 18 months.

Upon a change in control (as defined in the employment agreements), these executive officers will also be eligible to receive a one-time special bonus in such amount, if any, as determined at the discretion of our compensation committee.

Additionally, if any of Ms. Eastland, Mr. Christianson or Dr. Peterson is terminated for without cause or for good reason (as defined in the employment agreements), he or she will receive the following benefits:

•	lump sum payment of nine months’ base salary;

•	lump sum payment of a pro-rated target cash bonus (which, in the case of a termination without cause, cannot be less than 75% of the target bonus amount); and

•	continued medical benefits for nine months.

Dr. Diana Hausman

As of December 31, 2016, we were a party to an offer letter dated July 6, 2009, as amended December 2009 and December 2016, with Diana Hausman, M.D., our chief medical officer. Pursuant to the terms of the offer letter as amended, Dr. Hausman was entitled to receive the following benefits if we underwent a change of control transaction (as defined in the share option plan), in addition to the stock option vesting acceleration described above:

•	lump sum payment of one year’s base salary, less required withholding; and

•	lump sum payment of one year’s equivalent of performance review bonus at target, less required withholding.

Additionally, if Dr. Hausman is terminated for reasons other than cause (as defined in the December 2016 amendment), she will receive the following benefits, in addition to the continued stock option vesting and exercisability described above:

•	lump sum payment of nine month’s base salary, less required withholding; and

•	lump sum payment of nine month’s equivalent of performance review bonus at target, less required withholding.

In connection with Dr. Hausman’s resignation in April 2016, we and Dr. Hausman entered into a letter agreement, pursuant to which Dr. Hausman received certain benefits upon resignation, including (i) payment of COBRA benefits through May 31, 2016 and (ii) an extension of the exercise period for each of Dr. Hausman’s outstanding, vested and exercisable stock options to June 30, 2016.

Retention Payment Plan

In January 2016, we adopted a Retention Plan to provide cash retention payments to all employees as of the date of the plan, including our named executive officers (other than our Chief Executive Officer), in order to induce them to remain employed by us through the transition of our Chief Executive Officer. Any named executive officer who participated in the Retention Plan and (i) remained continuously employed by us through January 10, 2017 or (ii) was terminated by us other than for “cause” prior to January 10, 2017, was paid a lump-sum cash payment in an amount equal to eight months of their base salary effective as of January 10, 2016.

For purposes of the Retention Plan, “cause” means (i) failure or refusal by such named executive officer to substantially perform his or her duties (except where the failure results from incapacity due to disability); or (ii) severe misconduct or activity deemed detrimental to our interests, as further described in the Retention Plan.

Potential Payments Upon Termination or Change in Control

The tables below describe the payments and benefits our executive officers would be entitled to receive assuming the occurrence on December 31, 2016 of either a change of control transaction or termination of their employment without “cause” (as defined below) as well as payments our executive officers would be entitled to receive assuming termination of their employment without cause made after January 11, 2016 in accordance with the Retention Plan. For additional details regarding the payments and benefits our named executive officers are entitled to, please see “— Termination and Change of Control Agreements” included elsewhere in this proxy statement.

Scott Myers

	Change of Control			Termination Other Than for Cause or Constructively Terminated(3)
Name	Equity Acceleration (1)	Salary (2)	Insurance Benefits	Equity Acceleration (4)	Salary (5)	Insurance Benefits
Scott Myers	$—	$1,200,000	$45,235	$—	$750,000	$30,157

(1)	The amount shown in this column is calculated as the spread value of 100% of unvested stock options held by Mr. Myers on December 31, 2016, assuming a stock price of $4.31 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 30, 2016.
(2)	The amount shown in this column is a lump sum payment equal to 18 months of Mr. Myers’s base salary for 2016 plus one year’s equivalent of his performance review bonus at target.
(3)	For purposes of Mr. Myers offer letter, “cause” includes, among other things (a) willful engaging in illegal conduct or gross misconduct which is injurious to us, (b) being convicted of, or entering a plea of nolo contendere or guilty to, a felony or a crime of moral turpitude, (c) engaging in fraud, misappropriation, embezzlement or any other act or acts of dishonesty resulting or intended to result directly or indirectly in a gain or personal enrichment of her at our expense, (d) material breach of any of our written policies, or (e) willful and continual failure substantially to perform his duties. “Constructively terminated” means any of the following taken without Mr. Myers’ written consent, and subject to certain conditions: (a) a reduction of title, position, responsibilities, authority or duties to a level less than the title, position, responsibilities, authorities or duties occupied or possessed on the date immediately preceding such reduction, or a failure to be nominated to the board of directors; (b) a reduction in base salary, subject to certain exceptions; (c) requirement to be based at any office or location more than 50 miles from the office where Mr. Myers was employed on the date immediately preceding the date of such change in location; or (d) the company’s material breach of any provision of the offer letter.
(4)	The amount shown in this column is calculated as the spread value of 50% of unvested stock options held by Mr. Myers on December 31, 2016, assuming a stock price of $4.31 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 30, 2016.
(5)	The amount shown in this column is a lump sum payment equal to Mr. Myers’s base salary for 2016 plus one year’s equivalent of his performance review bonus at 50% of target.

Dr. Robert Kirkman

On January 11, 2016, Dr. Kirkman retired from his role as president and chief executive officer. In connection with his retirement, we and Dr. Kirkman entered into a Retirement and Separation Agreement, as described above under “— Termination and Change of Control Agreements — Dr. Robert Kirkman.” Pursuant to such agreement, Dr. Kirkman received the following payments:

Named	Equity Acceleration	Salary	Bonus (1)	Insurance Benefits
Robert Kirkman	$—	$1,620,000	$116,493	$27,644

(1)	Amount represented 2015 bonus earned and paid in January 2016.

Julia Eastland

	Change of Control			Termination Other Than for Cause or for Good Reason(3)
Name	Equity Acceleration (1)	Salary (2)	Insurance Benefits	Equity Acceleration (4)	Salary (5)	Insurance Benefits
Julia Eastland	$—	$629,000	$45,235	$—	$600,667	$22,618

(1)	The amount shown in this column is calculated as the spread value of all unvested stock options held by Ms. Eastland on December 31, 2016, assuming a stock price of $4.31 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 31, 2016.
(2)	The amount shown in this column is a lump sum payment equal to 18 months of Ms. Eastland’s base salary for 2016 plus one year’s equivalent of her performance review bonus at target.
(3)

For purposes of Ms. Eastland’s offer letter, “cause” includes, among other things (a) willful engaging in illegal conduct or gross misconduct which is injurious to us, (b) being convicted of, or entering a plea of nolo contendere or guilty to, a felony or a crime of moral turpitude, (c) engaging in fraud, misappropriation, embezzlement or any other act or acts of dishonesty resulting or intended to result directly or indirectly in a gain or personal enrichment of her at our expense, (d) material breach of any of our written policies, or (e) continual failure to perform her duties, which failure has continued for a period of at least 30 days after written notice by us. “Good reason” means, subject to certain conditions, the occurrence of any of the following events without Ms. Eastland’s express prior written consent: (a) material diminution of job responsibilities as such responsibilities exist as of the effective date of the employment agreement, subject to certain exceptions; (b) the material reduction in salary, unless such reduction is part of a reduction in compensation for all employees of the company in general; or (c) relocation of principal office, or principal place of employment, to a location that is more than 50 miles from the principal office or principal place of employment.
(4)	Pursuant to the terms of the applicable equity plan, there is no acceleration of vesting if Ms. Eastland is terminated without cause, but stock option vesting and exercisability will continue as described above under “— Employee Benefit Plans”.
(5)	The amount shown in this column is a lump sum payment equal to nine months of Ms. Eastland’s base salary for 2016, her pro rated performance review bonus at target and a lump sum payment equal to eight months of Ms. Eastland’s base salary pursuant to the Retention Plan.

Gary Christianson

	Change of Control			Termination Other Than for Cause or for Good Reason(3)
Name	Equity Acceleration (1)	Salary (2)	Insurance Benefits	Equity Acceleration (4)	Salary (5)	Insurance Benefits
Gary Christianson	$—	$611,379	$45,235	$—	$583,839	$22,618

(1)	The amount shown in this column is calculated as the spread value of all unvested stock options held by Mr. Christianson on December 31, 2016, assuming a stock price of $4.31 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 31, 2016.
(2)	The amount shown in this column is a lump sum payment equal to 18 months of Mr. Christianson’s base salary for 2016 plus one year’s equivalent of his performance review bonus at target.
(3)	For purposes of Mr. Christianson’s offer letter, “cause” includes, among other things (a) willful engaging in illegal conduct or gross misconduct which is injurious to us, (b) being convicted of, or entering a plea of nolo contendere or guilty to, a felony or a crime of moral turpitude, (c) engaging in fraud, misappropriation, embezzlement or any other act or acts of dishonesty resulting or intended to result directly or indirectly in a gain or personal enrichment of him at our expense, (d) material breach of any of our written policies, or (e) continual failure to perform his duties, which failure has continued for a period of at least 30 days after written notice by us. “Good reason” means, subject to certain conditions, the occurrence of any of the following events without Mr. Christianson’s express prior written consent: (a) material diminution of job responsibilities as such responsibilities exist as of the effective date of the employment agreement, subject to certain exceptions; (b) the material reduction in salary, unless such reduction is part of a reduction in compensation for all employees of the company in general; or (c) relocation of principal office, or principal place of employment, to a location that is more than 50 miles from the principal office or principal place of employment.
(4)	Pursuant to the applicable equity plan, there is no acceleration of vesting if Mr. Christianson is terminated without cause, but stock option vesting and exercisability will continue as described above under “— Employee Benefit Plans”.
(5)	The amount shown in this column is a lump sum payment equal to nine months of Mr. Christianson’s base salary for 2016, his pro rated performance review bonus at target and a lump sum payment equal to eight months of Mr. Christianson’s base salary for 2016 pursuant to the Retention Plan.

Dr. Diana Hausman

On April 2, 2016, Dr. Hausman resigned from her role as chief medical officer. In connection with her resignation, we and Dr. Hausman entered into a letter agreement, as described above under “— Termination and Change of Control Agreements — Dr. Diana Hausman.” Pursuant to such agreement, Dr. Hausman received the following payments:

Named	Equity Acceleration	Salary	Bonus	Insurance Benefits
Diana Hausman	$—	$—	$—	$777

Dr. Scott Peterson

	Change of Control			Termination Other Than for Cause or for Good Reason(3)
Name	Equity Acceleration (1)	Salary (2)	Insurance Benefits	Equity Acceleration (4)	Salary (5)	Insurance Benefits
Scott Peterson	$—	$666,000	$45,235	$—	$636,000	$22,618

(1)	The amount shown in this column is calculated as the spread value of all unvested stock options held by Dr. Peterson on December 31, 2016, assuming a stock price of $4.31 per share, the last reported sale price of our common stock on The NASDAQ Global Market on December 31, 2016.
(2)	The amount shown in this column is a lump sum payment equal to 18 months Dr. Peterson’s base salary for 2016 plus one year’s equivalent of his performance review bonus at target.
(3)	For purposes of Dr. Peterson’s offer letter, “cause” includes, among other things (a) willful engaging in illegal conduct or gross misconduct which is injurious to us, (b) being convicted of, or entering a plea of nolo contendere or guilty to, a felony or a crime of moral turpitude, (c) engaging in fraud, misappropriation, embezzlement or any other act or acts of dishonesty resulting or intended to result directly or indirectly in a gain or personal enrichment of his at our expense, (d) material breach of any of our written policies or (e) continual failure to perform his duties, which failure has continued for a period of at least 30 days after written notice by us. “Good reason” means, subject to certain conditions, the occurrence of any of the following events without Dr. Peterson’s express prior written consent: (a) material diminution of job responsibilities as such responsibilities exist as of the effective date of the employment agreement, subject to certain exceptions; (b) the material reduction in salary, unless such reduction is part of a reduction in compensation for all employees of the company in general; or (c) relocation of principal office, or principal place of employment, to a location that is more than 50 miles from the principal office or principal place of employment.
(4)	Pursuant to the terms of the applicable equity plan, there is no acceleration of vesting if Dr. Peterson is terminated without cause, but stock option vesting and exercisability will continue as described above under “— Employee Benefit Plans”.
(5)	The amount shown in this column is a lump sum payment equal to nine months of Dr. Peterson’s base salary for 2016, his pro rated performance review bonus at target and a lump sum payment equal to eight months of Dr. Peterson’s base salary for 2016 pursuant to the Retention Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into the arrangements which are described where required under the heading titled “Executive Compensation” above. Since January 1, 2016, we have also entered into the following transactions, having a value exceeding $120,000, with stockholders who own more than 5% of our outstanding shares, directors, or executive officers.

In June 2016, affiliates of BVF Partners L.P., a holder of more than 5% of our outstanding common stock and an affiliate of Mark Lampert, a former member of our board of directors, purchased from us 17,250 shares of our Series D Convertible Preferred Stock for an aggregate purchase price of $13.8 million.

Approval Policies for Related Party Transactions

We have adopted a formal, written policy that our executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities, or any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior approval or, in the case of pending or ongoing related party transactions, ratification of our audit committee. For purposes of our policy, a related party transaction is a transaction, arrangement or relationship where the company was, is or will be involved and in which a related party had, has or will have a direct or indirect material interest. Certain transactions with related parties, however, are excluded from the definition of a related party transaction including, but not limited to (i) transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $120,000, (ii) transactions where a related party’s interest derives solely from his or her service as a director of another entity that is a party to the transaction, (iii) transactions where a related party’s interest derives solely from his or her ownership of less than 10% of the equity interest in another entity that is a party to the transaction, and (iv) transactions where a related party’s interest derives solely from his or her ownership of a class of our equity securities and all holders of that class received the same benefit on a pro rata basis. No member of the audit committee may participate in any review, consideration or approval of any related party transaction where such member or any of his or her immediate family members is the related party. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to (i) the benefits and perceived benefits to the company, (ii) the materiality and character of the related party’s direct and indirect interest, (iii) the availability of other sources for comparable products or services, (iv) the terms of the transaction, and (v) the terms available to unrelated third parties under the same or similar circumstances. In reviewing proposed related party transactions, the audit committee will only approve or ratify related party transactions that are in, or not inconsistent with, the best interests of the company and our stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission and NASDAQ. Such directors, executive officers, and ten percent stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2016, our directors, executive officers, and ten percent stockholders complied with all Section 16(a) filing requirements applicable to them, except each of Messrs. Henney, Jackson, Love and Spiegelman failed to file a Form 4 in connection with the vesting of restricted stock units held by each of these individuals and the related withholding to satisfy tax obligations. Each of these transactions was reported on a Form 5 filed on February 10, 2017.

OTHER MATTERS

We know of no other matters to be submitted for consideration by the stockholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the board of directors may recommend.

It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are therefore urged to vote by either (i) using the toll-free telephone number shown on your proxy card, (ii) casting your vote electronically at the web site listed on your Notice of Internet Availability or proxy card, or (iii) execute and return, at your earliest convenience, your proxy card. For specific instructions, please refer to the information provided on your Notice of Internet Availability.

By Order of the Board of Directors,

Julia M. Eastland
Chief Financial Officer, Chief Business Officer and Secretary

Seattle, Washington

            , 2017

PRELIMINARY – SUBJECT TO COMPLETION

APPENDIX A

2016 EQUITY INCENTIVE PLAN

2016 EQUITY INCENTIVE PLAN

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2. SHARES SUBJECT TO THE PLAN.

2.1. Number of Shares Available. Subject to Sections 2.5, 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is Seven Million Seven Hundred Fifty Thousand (7,750,000) Shares, plus (i) any reserved shares not issued or not subject to outstanding grants under the Company’s Amended and Restated Share Option Plan and the Company’s Amended and Restated Restricted Share Unit Plan, collectively, (the “Prior Plans”) on the Effective Date (as defined below) (ii) Shares that are subject to Options or other awards granted under the Prior Plans that cease to be subject to such Options or other awards by forfeiture or otherwise after the Effective Date for any reason other than the exercise of an Option or SAR, (iii) Shares issued under the Prior Plan that are repurchased by the Company at the original issue price; or (iv) Shares that are subject to Options or other awards granted under the Prior Plan that otherwise terminate without Shares being issued. Any Award other than an Option or a SAR granted with respect to Shares shall reduce the number of Shares available for issuance by 1.29 Shares. Awards issued as an Option or a SAR shall reduce the number of Shares available for issuance by the number of Shares underlying the Award, regardless of the number of Shares actually issued upon exercise of the Award. The Company may issue Shares that are authorized but unissued shares pursuant to the Awards granted under the Plan.

2.2. Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under this Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. The following Shares may not again be made available for future grant and issuance as Awards under the Plan: (i) Shares that are withheld to pay the exercise or purchase price of an Award or to satisfy any tax withholding obligations in connection with an Award; (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR; or (iii) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an Option exercise price. To the extent that a Performance Award in the form of a cash bonus has been made, such Award will not reduce the number of Shares available for issuance under the Plan. To the extent that any Award is forfeited, repurchased or terminates without Shares being issued pursuant to Section 2.1 or 2.2, Shares may again be available for issuance under this Plan at the same rate that they reduced the number of shares available for grant. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3. Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4. Limitations. No more than Twenty Five Million (25,000,000) Shares shall be issued pursuant to the exercise of ISOs.

2.5. Adjustment of Shares. If the number of outstanding Shares is changed by an extraordinary cash dividend, a stock dividend, recapitalization, spin-off, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under this Plan set forth in Sections 2.1 and 2.2, (b) the Exercise Prices or Purchases Prices, as applicable, of and number of Shares subject to outstanding Awards, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of Shares that may be issued as ISOs set forth in Section 2.4, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 or to a Non-Employee Director in Section 12 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up (down in the case of ISOs) to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

2.6. Minimum Vesting Restrictions. Awards granted to Participants shall not provide for any vesting prior to at least twelve (12) months from grant. Notwithstanding the foregoing, the Committee may permit (i) acceleration of vesting of Awards in the event of the Participant’s death or Disability, or in the event of a Corporate Transaction and (ii) the vesting of Awards prior to twelve (12) months from grant provided Shares subject to such Awards do not exceed an aggregate of five percent (5%) of the Shares authorized for grant under the Plan.

3. ELIGIBILITY. ISOs may be granted only to an eligible Employee. All other Awards may be granted to an eligible Employee, Consultant, Director or Non-Employee Director; provided such Consultant, Director or Non-Employee Director renders bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to be granted, in any calendar year under this Plan, (a) more than 250,000 Options or SARs and (b) more than 250,000 shares subject to Restricted Stock Awards, RSU Awards, Stock Bonus Awards or Performance Shares except that a new Employee (including a new Employee who is also an officer or director of the Company or any Parent, Subsidiary or Affiliate) is eligible in the calendar year in which such Employee commences employment to be granted up to a maximum of (a) 500,000 Options or SARs and (b) 500,000 shares subject to Restricted Stock Awards, RSU Awards, Stock Bonus Awards or Performance Shares.

4. ADMINISTRATION.

4.1. Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

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(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of Plan or Award conditions;

(i) subject to Section 2.6, determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) determine the terms and conditions of any Exchange Program, and institute any Exchange Program approved by stockholders;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors subject to Section 4.3;

(o) adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan and any country addenda to the Award Agreements) relating to the operation and administration of this Plan to accommodate grants to Participants residing outside of the United States and comply with the requirements of local law and procedures;

(p) make all other determinations necessary or advisable for the administration of this Plan; and

(q) delegate any of the foregoing to a subcommittee consisting of one or more officers pursuant to a specific delegation as permitted by applicable law, including, but not limited to, Section 157(c) of the Delaware General Corporation Law.

4.2. Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under this

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Plan. Any dispute regarding the interpretation of this Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3. Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors applicable to the vesting or settlement of any portion of such Award. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which the performance goals based on such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). To preserve its original intent at the time of grant with respect to the Performance Factors, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee, in its sole discretion, may adjust the performance goals and Performance Factors to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

4.4. Documentation. The Award Agreement for a given Award, this Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5. Foreign Award Recipients. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws and practices in countries other than the United States in which the Company and its Subsidiaries and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries and Affiliates shall be covered by this Plan; (ii) determine which individuals outside the United States are eligible to participate in this Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (iii) modify the terms and conditions of any Award granted to individuals who are located outside the United States or who are foreign nationals to comply with applicable foreign laws, policies, customs and practices; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent determined necessary or advisable by the Committee and provided that (a) no such subplans and/or modifications shall increase the share limitations contained in Section 2 hereof and (b) in such instance, such subplans and/or modifications shall be attached to this Plan as appendices; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Award shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code or any other applicable United States governing statute or law.

5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable, granted to an eligible Employee, Consultant or Director. All Options shall be granted pursuant to an Award Agreement.

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5.1. Terms of Options. Each Option granted under this Plan will be identified as an Incentive Stock Option within the meaning of the Code (“ISO”) or a Nonqualified Stock Option (“NSO”). Applicable vesting conditions may be based on completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during a Performance Period as set out in advance in the Award Agreement. Prior to the grant of an Option that is being earned upon satisfaction of performance goals based on Performance Factors, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Option; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be earned by the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Options that are subject to different Performance Periods and having performance goals based on different Performance Factors and other criteria.

5.2. Date of Grant. An Option’s date of grant will be that date on which the Committee makes the determination to grant such Option, or any such future date specified by the Committee. The Award Agreement will be delivered to the Participant within a reasonable time after the date of grant.

5.3. Exercise Period. Subject to Section 2.6, Options will vest and be exercisable within the times or upon the conditions as set forth in the Award Agreement; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date of grant; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to vest and be exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of whole Shares, which may require rounding, or percentage of Shares as the Committee determines.

5.4. Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 11 of this Plan, the Award Agreement and any procedures established by the Company.

5.5. Method of Exercise. Any Option granted hereunder will vest and be exercisable at such times and under such conditions as determined by the Committee and set forth in the Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, subject to the terms and conditions of this Plan. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised upon the latest of when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised plus payment or provision for applicable withholding taxes. Shares issued upon exercise of an Option will be issued in the name of the Participant. Notwithstanding the exercise of the Option, until such time as the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of this Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

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(a) Termination of Service. Except as may be set forth in the Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, or unless determined otherwise by the Committee, if the Participant’s Service terminates for any reason except a termination by the Company for Cause or because of the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been vested and exercisable by the Participant on the date Participant’s Service terminates, no later than ninety (90) days after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options. Any exercise beyond ninety (90) days after the date Participant’s Service terminates is deemed to be the exercise of an NSO even if the Award was originally designated as an ISO.

(b) Death. Except as may be set forth in the Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, if the Participant’s Service terminates because of the Participant’s death (or the Participant dies within ninety (90) days after Participant’s Service terminates for any reason except a termination by the Company for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been vested and exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c) Disability. Except as may be set forth in the Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, if the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates, but in any event no later than the expiration date of the Options. Any exercise beyond (a) ninety (90) days after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code is deemed to be exercise of an NSO even if the Award was originally designated as an ISO.

(d) Cause. If the Participant is terminated by the Company for Cause, then Participant’s Options shall expire on the date Service terminates, or at such later time and on such conditions as are determined by the Committee, but in any event no later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in this Plan.

5.6. Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent a Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.7. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.7, ISOs will be so evaluated in the order in which they were granted, beginning with the grant first in time. The Fair Market Value of the Shares will be determined as of the Option’s date of grant. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

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5.8. Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Subject to Section 18, the Committee may (a) reduce the Exercise Price of outstanding Options or (b) grant Options in substitution for cancelled options or other Awards authorized under the Plan. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.9. Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.

5.10. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

5.11. Termination of Service. Except as otherwise set forth in the Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.

6. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell Shares subject to restrictions (“Restricted Stock”) to an eligible Employee, Consultant, or Director. The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions applicable to the Shares and all other terms and conditions of the Restricted Stock Award, subject to this Plan.

6.1. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price plus payment or provision for applicable withholding taxes, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2. Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value of the Shares on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of this Plan, the Award Agreement and in accordance with any procedures established by the Company.

6.3. Terms of Restricted Stock Awards. Subject to Section 2.6, Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. Applicable restrictions may be based on completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during a Performance Period as set out in advance in the Award Agreement. Prior to the grant of a Restricted Stock Award that is being earned upon satisfaction of performance goals based on Performance Factors, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be earned by the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having performance goals based on different Performance Factors and other criteria.

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6.4. Termination of Service. Except as otherwise set forth in the Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.

7. STOCK BONUS AWARDS. A Stock Bonus Award is an award of Shares made to an eligible Employee, Consultant, or Director in consideration for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary, as permitted by law. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1. Terms of Stock Bonus Awards. Subject to Section 2.6, the Committee will determine to whom a Stock Bonus Award will be made, the number of Shares under the Stock Bonus Award, the restrictions, if any, applicable to such Shares and all other terms and conditions of the Stock Bonus Award, subject to this Plan. Applicable restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during a Performance Period as set out in advance in the Award Agreement. Prior to the grant of any Stock Bonus Award that is being earned upon satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and performance goals based on different Performance Factors and other criteria.

7.2. Form of Payment to Participant. As determined in the sole discretion of the Committee, a Stock Bonus Award may be paid to Participant in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value (as of the date of payment) of the Shares earned under such Stock Bonus Award.

7.3. Termination of Service. Except as otherwise set forth in the Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.

8. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise and the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.1. Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may be not less than Fair Market Value of the Shares. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Award Agreement. Prior to the grant of any SAR that is being earned upon satisfaction of performance goals, the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Periods and performance goals based on different Performance Factors and other criteria.

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8.2. Exercise Period and Expiration Date. Subject to Section 2.6, a SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of whole Shares subject to the SAR as the Committee determines. Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3. Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.4. Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.

9. RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock), or a combination of both. All RSUs shall be made pursuant to an Award Agreement.

9.1. Terms of RSUs. Subject to Section 2.6, the Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Award Agreement. Prior to the grant of any RSU that is being earned upon satisfaction of performance goals, the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and performance goals based on different Performance Factors and other criteria.

9.2. Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.3. Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.

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10. PERFORMANCE AWARDS. A Performance Award is an award to Participant of a cash bonus denominated in Shares or Performance Shares. Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.1. Terms of Performance Awards. Subject to Section 2.6, the Committee will determine the terms of a Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to the Performance Award; (c) the time or times during which the Performance Award may be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. A Performance Award may be awarded upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Award Agreement. Prior to the grant of any Performance Award that is being earned upon satisfaction of performance goals, the Committee will: (x) determine the nature, length and starting date of any Performance Period for the Performance Award; (y) select from among the Performance Factors to be used to measure such performance goals, if any; and (z) determine the number of Shares deemed subject to the Performance Award. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and performance goals based on different Performance Factors and other criteria. No Participant will be eligible to receive cash-based Awards of (i) more than $5,000,000 of value in the calendar year grant for all such Awards with a Performance Period greater than one (1) year, or (ii) more than $3,000,000 of value in the calendar year grant for all such Awards with a Performance Period of one (1) year or less.

10.2. Value, Earning and Timing of Performance Shares. Any Performance Share Award will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of a Performance Share Award will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof. Performance Share bonuses may also be settled in Restricted Stock.

10.3. Termination of Service. Except as otherwise set forth in the Award Agreement or as otherwise determined by the Committee, vesting ceases on the date Participant’s Service terminates.

11. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth or prohibited in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of Shares held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with this Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

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Unless determined otherwise by the Committee, all payments under any of the methods indicated above shall be made in United States dollars.

12. GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted under this Section 12 to a Non-Employee Director in any calendar year shall not exceed such number of Shares with an aggregate grant date value of $500,000.

12.1. Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.2. Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, be exercisable and be settled as set forth in the Award Agreement, or as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall be not less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.3. Election to Receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or in a combination thereof, as determined by the Board. Such Awards shall be issued under this Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.

13. WITHHOLDING TAXES.

13.1. Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax and social insurance requirements or any other tax liability legally due from the Participant.

13.2. Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company Shares having a Fair Market Value equal to the minimum amount required to be withheld or (iv) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. TRANSFERABILITY.

14.1. Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in

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which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee.

14.2. Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and will have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or one of its Subsidiaries, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion. Notwithstanding anything to the contrary in the Plan, in no event will the Committee have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

14.3. Beneficiaries. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of such Participant’s death before he or she receives any or all of such benefit through any beneficiary designation process established by the Company (if any), including, but not limited to, such process offered by the Company’s third-party Plan administrator at the Company’s direction. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by such Participant in writing with the Company (or through any beneficiary designation process established by the Company’s third-party Plan administrator) during such Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at such Participant’s death shall be paid to or exercised by such Participant’s executor, administrator, or legal representative.

15.	PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any Dividend Equivalent Rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2. The Committee, in its discretion, may provide in the Award Agreement evidencing any Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Shares subject to such Award during the period beginning on the date the Award is granted and ending, with respect to each Share subject to the Award, on the earlier of the date on which the Award is exercised or settled or the date on which they are forfeited; provided, that under no circumstances may Dividend Equivalent Rights be granted for any Option or SAR. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Shares as of the date of payment of such cash dividends on Shares. Notwithstanding the foregoing, dividends and Dividend Equivalent Rights may accrue with respect to unvested Awards, but will not be paid or issued until such Award is fully vested and the Shares are issued to Participant and such Shares are no longer subject to any vesting requirements or repurchase rights on behalf of the Company.

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15.2. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16. CERTIFICATES. All Shares or other securities, whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. EXCHANGE AND BUYOUT OF AWARDS. An Exchange Program, including but not limited to any repricing of Options or SARs, is not permitted without prior stockholder approval.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

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21. CORPORATE TRANSACTIONS.

21.1. Assumption or Replacement of Awards by Successor. Except as otherwise set forth in the Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, or as otherwise determined by the Committee, with respect to vesting or the acceleration thereof, in the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under this Plan shall be subject to the documentation evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction.

(a) The continuation of an outstanding Award by the Company (if the Company is the successor entity).

(b) The assumption of an outstanding Award by the successor or acquiring entity (if any) in such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code.

(c) The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of an equivalent award with substantially the same terms for such outstanding Award (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code).

(d) A payment to the Participant equal to the excess of (i) the Fair Market Value of the Shares subject to the Award as of the effective date of such Corporate Transaction over (ii) the Exercise Price or Purchase Price of Shares, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. The successor corporation may provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A of the Code, such payment may be made in installments, may be deferred until the date or dates when the Award would have become exercisable or such Shares would have vested, and such payment may be subject to vesting based on the Participant’s continuing Service, and such payment initially will be calculated without regard to whether or not the Award is then exercisable or such Shares are then vested. In addition, any escrow, holdback, earnout or similar provisions in the agreement for such Corporate Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Participant. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. Notwithstanding the foregoing, upon a Corporate Transaction in which the successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction notwithstanding any other provision in this Plan to the contrary, and unless otherwise determined by the Committee, all Awards granted under this Plan shall accelerate in full as of the time of consummation of the Corporate Transaction. In such event, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

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21.2. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under this Plan or authorized for grant to a Participant in a calendar year.

21.3. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

21.4. Conflict. Notwithstanding the foregoing, this Section 21 shall not supersede or prevail over the Committee’s discretion in Section 4.1(d) of the Plan to provide vesting acceleration provisions different or in addition to the ones set forth in this paragraph in any Award Agreement or any other employment, change in control, severance or similar agreement or policy between Participant and the Company, or otherwise at the Committee’s discretion.

22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. After this Plan is terminated or expires, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25. NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

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27. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards issued or paid under this Plan will be subject to clawback or recoupment in accordance with any clawback policy adopted by the Board, required by the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is required by other applicable law, including, but not limited to, the cancellation of outstanding awards and the recoupment of any gains realized with respect to awards issued under the Plan. No recovery of compensation under such policy or applicable law will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

28. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

28.1. “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

28.2. “Award” means any award under this Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

28.3. “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

28.4. “Award Transfer Program” means, any program instituted by the Committee that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Committee. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Committee.

28.5. “Board” means the Board of Directors of the Company.

28.6. “Cause” means (a) Participant’s willful and egregious failure to perform his or her duties and responsibilities to the Company or deliberate egregious violation of a Company policy; (b) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful gross misconduct; (c) intentional unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (d) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant.

28.7. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

28.8. “Committee” means the Compensation Committee of the Board or those persons to whom administration of this Plan, or part of this Plan, has been delegated as permitted by law.

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28.9. “Common Stock” means the common stock of the Company.

28.10. “Company” means Cascadian Therapeutics, Inc., or any successor corporation.

28.11. “Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

28.12. “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (ii) the consummation of the sale, transfer or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (v) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (v), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

28.13. “Director” means a member of the Board.

28.14. “Disability” means in the case of ISOs, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

28.15. “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

28.16. “Effective Date” means the date the Plan is approved by the stockholders of the Company which shall be within twelve (12) months of the approval of the Plan by the Board.

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28.17. “Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

28.18. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

28.19. “Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the exercise price of an outstanding Award is increased or reduced.

28.20. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

28.21. “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) if none of the foregoing is applicable, by the Board or the Committee in good faith.

28.22. “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

28.23. “IRS” means the United States Internal Revenue Service.

28.24. “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

28.25. “Option” means an award of an option to purchase Shares pursuant to Section 5.

28.26. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.27. “Participant” means a person who holds an Award under this Plan.

28.28. “Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of this Plan.

28.29. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and

18

measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a) Profit Before Tax;

(b) Billings;

(c) Revenue;

(d) Net revenue;

(e) Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, or as otherwise adjusted);

(f) Operating income;

(g) Operating margin;

(h) Operating profit;

(i) Controllable operating profit, or net operating profit;

(j) Net Profit;

(k) Gross margin;

(l) Operating expenses or operating expenses as a percentage of revenue;

(m) Net income;

(n) Earnings per share;

(o) Total stockholder return;

(p) Market share;

(q) Return on assets or net assets;

(r) The Company’s stock price;

(s) Growth in stockholder value relative to a pre-determined index;

(t) Return on equity;

(u) Return on invested capital;

(v) Cash Flow (including free cash flow or operating cash flows)

(w) Cash conversion cycle;

(x) Economic value added;

(y) Individual confidential business objectives;

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(z) Contract awards or backlog;

(aa) Overhead or other expense reduction;

(bb) Credit rating;

(cc) Strategic plan development and implementation;

(dd) Succession plan development and implementation;

(ee) Improvement in workforce diversity;

(ff) Customer indicators;

(gg) New product invention or innovation;

(hh) Attainment of research, clinical and technical operations development milestones;

(ii) Improvements in productivity;

(jj) Bookings;

(kk) Attainment of objective operating goals and employee metrics;

(ll) Achievement of business development objectives such as entry into licensing and/or collaboration agreements; and

(mm) Any other metric that is capable of measurement as determined by the Committee.

28.30. “Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

28.31. “Performance Share” means an Award granted pursuant to Section 10 or Section 12 of this Plan.

28.32. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

28.33. “Person” shall have the meaning as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

28.34. “Plan” means this Cascadian Therapeutics, Inc. 2016 Equity Incentive Plan.

28.35. “Purchase Price” means the price to be paid for Shares acquired under this Plan, other than Shares acquired upon exercise of an Option or SAR.

28.36. “Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of this Plan, or issued pursuant to the early exercise of an Option.

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28.37. “Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of this Plan.

28.38. “SEC” means the United States Securities and Exchange Commission.

28.39. “Securities Act” means the United States Securities Act of 1933, as amended.

28.40. “Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Company; provided, that, in the case of ISOs, such leave is for a period of not more than 90 days (x) unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or (y) unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any Employee on a leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military or other protected leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave, he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide Services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee shall have terminated employment as of the date he or she ceases provide Services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion. Notwithstanding the foregoing, the Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.

28.41. “Shares” means shares of the Company’s Common Stock and the common stock of any successor security.

28.42. “Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of this Plan.

28.43. “Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of this Plan.

28.44. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.45. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

28.46. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

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PRELIMINARY – SUBJECT TO COMPLETION

APPENDIX B

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Article IV, Section 4.1 would be amended as follows:

4.1 The corporation shall have the authority to issue a total of 140,012,500 shares of capital stock divided into 3 classes as follows:

(a) One Hundred Thirty Million (130,000,000) shares of Common Stock, $0.0001 par value per share (the “Common Stock”).

(b) Ten Million (10,000,000) shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”). The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

(c) Twelve Thousand Five Hundred (12,500) shares of Class UA Preferred Stock, no par value (the “Class UA Preferred Stock”). The powers of the Class UA Preferred Stock shall be as set forth in Article V below.

PRELIMINARY – SUBJECT TO COMPLETION

CASCADIAN THERAPEUTICS IMPORTANT ANNUAL MEETING INFORMATION 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Pacific Daylight Time, on June 7, 2017. Vote by Internet • Go to www.envisionreports.com/CASC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends you vote FOR the following nominees: 1. Election of Directors: 01 - Daniel K. Spiegelman For Withhold 02 - Scott D. Myers For Withhold The Board of Directors recommends you vote FOR Proposal 2. For Against Abstain 2. To approve an amendment to the Company’s 2016 Equity Incentive Plan that will increase the total shares of common stock available for issuance under the 2016 Equity Incentive Plan from 1,200,905 to 7,900,905. The Board of Directors recommends you vote for 1 YEAR for Proposal 4. 1 Year 2 Years 3 Years Abstain 4. To approve, by a non-binding advisory vote, whether future non-binding advisory votes to approve the compensation paid to the Company’s named executive officers should be held every one, two or three years. The Board of Directors recommends you vote FOR Proposal 6. For Against Abstain 6. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The Board of Directors recommends you vote FOR Proposal 3. + For Against Abstain 3. To approve, by a non-binding advisory vote, the compensation paid to the Company’s named executive officers. The Board of Directors recommends you vote FOR Proposal 5. For Against Abstain 5. To approve an amendment to the Company’s certificate of incorporation to increase its authorized shares of common stock from 66,666,667 to 130,000,000. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 UPX 3284121 02L0MC +

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report are available at www.envisionreports.com/CASC.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CASCADIAN THERAPEUTICS, INC. +

Annual Meeting of Stockholders

JUNE 8, 2017 11:30 AM

This proxy is solicited by the Board of Directors

The undersigned stockholder of Cascadian Therapeutics, Inc. (“Cascadian Therapeutics”) hereby nominates, constitutes and appoints Mr. Scott Myers and Ms. Julia Eastland, and each of them, jointly and severally, as true and lawful agents and proxies, with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of Cascadian Therapeutics standing in my name on its books on April 20, 2017 at the Annual Meeting of Stockholders to be held at the Hotel Andra, 2000 Fourth Avenue, Seattle, Washington 98121, on June 8, 2017 at 11:30 a.m., local time, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as specified on the reverse.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, 3, 5 and 6 set forth on this proxy card and for “1 YEAR” for Proposal 4 set forth on this proxy card.

Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted according to the discretion of the named proxies.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

C Non-Voting Items

Meeting Attendance

Change of Address — Please print new address below.

Mark box to the right if you plan to attend the Annual Meeting.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +